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                                                                     EXHIBIT 3.3

                             THE COMPANIES ACT, 1956

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                       STERLITE INDUSTRIES (INDIA) LIMITED

                                 I. PRELIMINARY

1. The regulations contained in Table A in Schedule I of the Companies Act, 1956 shall not apply.

2.   In these Articles

     (i)  The Company or this Company means STERLITE INDUSTRIES (INDIA) LIMITED.

     (ii) The words or expressions contained in these Articles shall bear the same meanings as in the Act.

     (iii) "The Act" means the Companies Act, 1956 or any statutory modifications thereof and "Section" shall mean a section of the said Act.

     (iv) "The Seal" means the Common Seal of the Company.

     (v)  "Office" means the registered Office of the Company.

     (vi) Words importing singular shall include plural and vice versa and words importing the masculine gender shall include females and the words importing persons shall include body corporate.

     (vii) "Month" and "Year" mean a calendar month and a calendar year respectively.

     (viii) Expressions referring to "writing" shall be construed as including references to printing, lithograph, photography and other modes of representing or reproducing words in a visible form.

     (ix) "The Register" means the register of members to be kept pursuant to the Act.

*    (x)  "Beneficial Owner" shall mean beneficial owner as defined in Clause
          (a) of sub section (1) of Section 2 of the Depositories Act, 1996;

* (xi) "Depositories Act", 1996 shall include any statutory modification or re-enactment thereof;


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                                       and

* (xii) "Depository" shall mean a Depository as defined in Clause (e) of sub section (1) of Section 2 of the Depositories Act, 1996.

* (xiii) "Member" means the duly registered holder from time to time of the shares of the Company and includes the subscribers to the Memorandum of the Company and the Beneficial owner as defined above.

* (xiv) "Promoter Group" shall at any time mean the group of shareholders who have been identified as promoters or persons acting in concert with promoters in the immediately preceding annual disclosure under Rule 8
          (2) of the Securities and Exchange Board of India, (Substantial Acquisition of Shares & Takeovers) Regulations, 1997 and who in the aggregate hold at least 20% (twenty per cent) of the issued, subscribed and paid up equity share capital of the Company.

* (Amended vide Special Resolution passed at the Annual General Meeting held on 30th October, 1999.)

                                   II. CAPITAL

*3. The Authorised Share Capital of the Company is Rs.150,00,00,000 (Rupees One Hundred Fifty Crores only) divided into 60,00,00,000 (Sixty Crore) Equity Shares of Rs.2/- (Rupees Two) each and 3,00,00,000 (Three Crore) Preference Shares of Rs.10/- (Rupees Ten) each.

*    (As approved by Postal Ballot held on 29th March, 2006.)

4. Company shall have the power to increase or reduce the capital or the time being of the company and to divide the shares in the capital into several classes with rights, privileges or conditions as may be determined. The Company may issue preference shares which shall, or at the option of the company shall be liable to be redeemed.

     4(a)* Subject to the provisions of the Act and all other applicable provisions of law, the Company may issue shares, either equity or any other kind with or without voting rights and with such other rights as may be prescribed by the Board.

     4(b)* The Company shall have power, subject to and in accordance with all applicable provisions of the Act, to purchase any of its own fully paid-up shares whether or not they are redeemable at such rates and on such terms and conditions as the Board may deem and appropriate and make the payment for such purchase(s) and to keep them alive and or reissue from time to time such number(s) of shares so purchased at such rate(s) and on such terms and conditions as the Board may deem fit and appropriate.

* (Amended vide Special Resolution passed at the Annual General Meeting held on December 20, 1997.)

                                   III. SHARES

5. The shares shall be under the control of the Board who subject to provisions of the Act may classify, allot or otherwise dispose of the same to such persons on such terms and conditions and either at a premium or at par or at a discount and at such time as the Board thinks fit and with full power to call for the allotment of any share either at part or at a premium or at a discount and for such time and for such consideration as the Directors may think fit, provided that no option or right to call of shares shall be given to any person except with the sanction of the Company in general meeting.

* 5A. The shares in the capital shall be numbered progressively according to their several denominations and except in the manner hereinafter mentioned, no shares shall be subdivided, provided however, that the provisions relating to Progressive


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          numbering shall not apply to the shares of the Company which are in dematerialised form.

* 5B. The Company shall cause to be kept a Register and Index of Members in accordance with all applicable provisions of the Companies Act, 1956 and the Depositories Act, 1996 with details of shares held in material and dematerialised forms in any media as may be permitted by law including in any form of electronic media. The Company shall be entitled to keep in any State or Country outside India a branch Register of Members resident in that State or Country.

* 5C. Save as herein otherwise provided, the Company shall be entitled to treat the person whose name appears on the Register of Members as the holder of any share or whose name appears as the Beneficial Owner of shares in the records of the Depository, as the absolute owner thereof and accordingly shall not except as ordered claims or right to or interest in such share on the part of any other person, whether or not it shall have express or implied notice thereof.

          No notice of any trust, express, implied or constructive shall be entered in the Register of members or of debentureholders.

* 5D. The Company shall be entitled to dematerialise its existing shares, debentures and other securities, rematerialise its shares, debentures and other securities held in the Depository and/or to issue its fresh shares, debentures and other securities, in a dematerialised form pursuant to the Depositories Act, 1996 and the rules/regulations framed thereunder.

*    (As approved at the Annual General Meeting held on 30th October, 1999.)

                     IV. PAYMENT OF COMMISSION AND BROKERAGE

6.   (1)  The Company may exercise the powers of paying commissions conferred by
          Section 76, provided that the rate per cent, or the amount of the Commission paid or agreed to be paid shall be disclosed in the manner, required by that section

     (2) Subject to the provisions of the Section 76 of the Act, the rate of commission shall not exceed the rate of five per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to five per cent of such price, as the case may be, and in case of debentures two and half per cent of the price at which debentures are issued.

     (3) The Commission may be satisfied by the payment of cash or allotment of fully or partly paid shares or debentures or partly in one way and partly in the other

     (4) The Company may also pay such brokerage as may be lawful on any issue of shares or debentures.

                             V. TRUST NOT RECOGNISED

7. except as required by Law, no person shall be recognised by the company as holding any shares upon any trust, and the company shall not be bound by, or be compelled in any way to recognised (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or except only as by these regulations or by law otherwise provided any other rights in respect of any share except an absolute right to the entirely thereof in the registered holder.


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                           VI. MODIFICATION OF RIGHTS

8. (1) If at any time the share capital is divided into different class of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be subject to the provisions of section 106 and 107 and whether or not the company issuing is being wound up, be varied with the consent in writing of the holders of threefourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

     (2) The every such separate meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one third of the issued shares of the class in question.

9. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not unless otherwise expressly provided by the terms of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu herewith.

                             VII. SHARE CERTIFICATE

*10. The Certificates or title to the Shares shall be issued under the seal of company in the manner prescribed in that behalf under the rules framed under the Act provided however, that no share certificates) shall be issued in respect of the shares held in the Depository.

*    (As amended at the Annual General Meeting held on 30th October, 1999.)

10. (A) Subject to the regulations of the Stock Exchange(s) concerned, whenever any public issue is made, under a prospectus issued for that purpose, share certificates shall be issued in market lots and where share certificates are issued in either more or less than market lots, sub-division or consolidation share certificates into market lots shall be done free of charge.

11. Every member shall be entitled to one certificate for the shares registered in his name or if the Board so approves, upon paying such fees as the Board from time to time determines, to several certificates, for one or more of such shares shall form a sufficient delivery to all such holders.

12. The company shall not be bound to register more than four persons as the joint holders of any share.

13. If any certificate is worn out or defaced, then upon production thereof to the Board, it may order the same to be cancelled and may issue a new certificate in lieu thereof; and if any certificate be lost or destroyed then upon proof to the satisfaction of the Board and on such indemnity as the Board deems adequate being given, a new certificate in lieu thereof will be given to the party entitled to such lost or destroyed certificate. The sum of Rs.1/- shall be paid to the company for every certificate issued under this clause, and the Company shall also be paid all out of pocket expenses incurred in investigating evidence of loss. Provided that no fee shall be charged for issue of new certificates in replacement of those that are old, decrepit or worn-out or where the cages on the reverse for recording transfers leave been fully utilised.

                                   VIII. CALLS

14. The Board may, from time to time, make such calls on uniform basis, as it thinks fit, upon the members in respect of all moneys unpaid on the shares (whether on account


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     of the nominal value of the shares or by way of premium) held by them and not by conditions of allotments thereof made payable at fixed time and each such member shall pay the amount of every call so made on him to the person and at the time and place appointed by the Board. A call may be made payable by installments.

15. The joint holders of shares shall severally as well as jointly be liable for payment of all installments, and calls due in respect of such shares.

16. (1) A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed unless the same is expressly made effective on any other date under such resolution.

     (2) Not less than 14 days notice of any call shall be given specifying the-place and time of payment and to whom such call shall be paid; provided that Board may, subject to section 91 of the Act, by notice in writing to a member, revoke the call or extend the time for payment thereof.

17. If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by installments at fixed times, whether on account or the amount of the share or by way of premium every such amount of installment shall be payable as if it were a call duly made by the Board and of which due notice had been given and all Provisions herein contained in respect of calls for future or otherwise shall relate to such amount or installment accordingly.

18. If the sum payable in respect of any call or installment be not paid on or before the day appointed for payment thereof the holder for the time being of the share in respect of which the call shall have been made or the installment shall be due, shall pay interest for the same at the rate of 9
     (Nine) per cent per annum (or at such other rate as the Board may determine) from the time appointed for the payment thereof to the time of actual payment but the Board shall be at liberty to waive payment of the interest wholly or in part.

19. The Board may receive from any member willing to advance the same, all or any part of the money due upon the shares held by him beyond the sums actually called for and upon the money so paid in advance, or so much thereof, as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made the Company may pay interest at-such rate not exceeding 9 (nine) per cent per annum or as the member paying such sum in advance and the Director agree upon. Money so paid in excess of the amount of calls shall not rank for dividends or participation in the profits of the Company. Money so paid in excess of the amount of calls until appropriated towards satisfaction of any call shall be treated as advance to the Company and not a part of capital and shall be repayable at any time if the Director so decide.

                                 IX. FORFEITURE

20. If any member fails to pay the whole or any parts of any call, or installment or, any money due in respect of any shares either by way of principal or interest on or before the day appointed for the payment of the same the Directors may, at any time thereafter during such time as the call or installment or other money remains unpaid serve a notice on such member or on the persons (if any) entitled to the share by transmission, requiring


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     him to pay the same together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

21. The notice shall name a day (not being less than 14 days from the date of notice) and a place on and at which such call or installment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the share in respect of which such call was made or installment is payable will be liable to be forfeited.

22. If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before, payments of calls or installment, interest and expenses due in respect thereof, be forfeited by a resolution of the Board to that effect and the forfeiture shall be recorded in the Directors' Minute Book. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

23. When any shares shall have been so forfeited notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture and entry of the forfeiture with date thereof shall forthwith be made in the register of the members.

24. Any share so forfeited shall be deemed to be the property of the company and the Directors may sell, re-allot or otherwise dispose of the same in such manner as they think fit. The Board may, at any time before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as it thinks fit.

25. Any member whose shares have been forfeited shall cease to be a member of the company in respect of the forfeited shares, but shall notwithstanding the forfeiture- remain liable to pay to the Company all calls, installments, interests, and expenses owing upon or in respect of such shares at the date of the forfeiture, together with interest thereon from the time of forfeiture until payment at the rate of nine percent per annum and the Directors may enforce the payment thereof, if they think fit.

26. The forfeiture of a share shall involve the extinction of all interest in and also of all claims and demands against the Company in respect of the share, and all other rights incidental to the share, except only such of those rights as by the Article are expressly saved.

27. A duly certified declaration in writing that the declarant is a Director of the Company and that certain shares in the company have duly been forfeited on a date in the declaration, shall be conclusive, evidence of the facts therein stated as against all persons claiming to be entitled to the shares; and such declaration, arid the receipt of the company for the consideration, if any, given for the shares on the sale or disposition Lheri2of shall constitute a good title to such shares and the person to whom the shares are sold shall be registered as holder thereof and shall not be bound to see the application of the purchase money, nor shall his title to such shares be effected by any irregularity or invalidity in the proceeding in reference to such forfeiture, sale or disposition.

                                X. LIEN ON SHARES

28. The Company shall have first and paramount lien upon all partly paid up shares registered in the name of each member (whether solely or jointly with others), and shall also have such lien upon the proceeds of sale thereof for his debts, liabilities and engagements, solely or jointly with any other persons to or with the Company in respect of the shares


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     in question and no equitable interest in any such share shall be created except upon the footing and condition, that provisions of these presents is to have full effect, and such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares operate as waiver of the Company's lien, if any, on such shares.

     Provided that the Company's lien shall be restricted to money called or made payable at a fixed time in respect of such shares.

29. No member shall exercise any voting right in respect of any shares registered in his name, on which any calls or other sums, presently payable by him, have not been paid or in regard to which the Company has exercised any right of lien.

30. The Company may sell, in such manner as the Board thinks fit, any shares on which the company has a lien.

     Provided that no sale shall be made

     (a)  unless a sum in respect of which the lien exists is presently payable;
          or

     (b) until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or insolvency.

31. The net proceeds of any such sale shall be applied in or towards satisfaction of the debts, liabilities, or engagements of such member, his executors, administrators or representatives and the residue, if any, shall subject to a like lien for sums not presently payable as existed upon the shares before the sale, be paid to the persons entitled to the shares at the date of the sale.

32. Upon any sale forfeiture or for enforcing a lien in purported exercise of the powers hereinbefore given, the Directors may cause the purchaser's name to be entered in the register of members in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, nor to the application of the purchase money and after his name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any persons, and the remedy of any person aggrieved by the sale shall be in damages only.

                                  XI. TRANSFER

33. Save as provided in section 108 of the Act, no transfer of shares in or debentures of the Company shall be registered unless a proper instrument of transfer duly stamped and executed by or on behalf of the transferee, has been delivered to the Company together with the certificate or if no such certificate is in existence, the Letter or Allotment of the Shares. The instrument of transfer of any shares in or debentures of the Company, shall specify the name, father's/husband's name, address, occupation, nationality of the transferee is entered in the Register of members. Each signature to such transfer shall be duly attested by the signature of one witness who shall add his address.

34. Application for the registration of the transfer of shares may be made either by the transferor or the transferee. Where such application is made by the transferor relates to a partly paid share, no registration shall be effected unless the Company gives notice


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     of the application to the transferee, in the manner prescribed by section
     110 of the Act. Subject to the provisions of Articles hereof, if the transferee makes no objection within two weeks from the date of receipt of the notice, the Company shall enter in the register of members the name of the transferee in the same manner and subject to the same conditions as if the application for registration was made by the transferee.

35. Before registering any transfer tendered for registration the Company may, if it thinks fit give notice by letter Posted in the Ordinary course to the registered holder, that such transfer deed has been lodged and that unless objection is made the transfer will be registered and if such registered holder fails to lodge an objection in writing at the office of the Company within ten days from the posting of such notice to him he shall be deemed to have admitted the validity of the said transfer. Where no notice is received by the registered holder the Company shall be deemed to have decided not to give notice and in any event the non-receipt by the registered holder of any notice shall not entitle him to make any claim of any kind against the Company or the Board in respect of such non-receipt.

     (A) The registration of a transfer shall not be refused on the ground that the transferor is either alone or jointly with any other person/persons indebted to the Company, on any account whatsoever, except a lien on shares.

     (B) No fee shall be charged for transmission of shares or for registration of any Power of Attorney, Probate, Letters of Administration or other similar documents. No fee shall also be charged for registration of transfers, consolidation or sub division of share certificate or for issue of new certificates in replacement of those which are old, decrepit, worn out or where the cages or the reverse for recording transfers have been fully utilised.

     (C) Notwithstanding anything contained in the Articles of Association of the Company, the Board of Directors may at their discretion charge and recover the stamp duty payable on share certificates issued arising out of splitting or consolidation or renewal or issue of duplicate certificate or transfer or transmission of shares and such payments should be made by the shareholder receiving the certificate prior to the issue of the share certificate.

36. Neither the Company nor its Board shall incur any liability for registering or effecting a transfer of shares apparently made by competent parties, although the same may, by reason of any fraud or other cause not known to the Company or its Board be legally inoperative or insufficient to pass the property in the shares or debentures proposed or professed to be transferred; and although the transfer may, as between the transferor and transferee be liable to be set aside and notwithstanding that the company may have notice that such instrument of transfer was signed or executed and delivered by the transferor in blank as to the name of the transferee or the particulars of the shares transferred, or otherwise in defective manner. In every such case the person registered as transferee, his executors, administrators or assigns alone shall be entitled to be recognised as the holder of such share or debentures and the previous holder of such share or debentures shall, so far as the Company is concerned, be deemed to have transferred his whole title thereto.

37.  No transfer shall be made to a minor or person of unsound mind.

38. Every instrument of transfer shall be left at the Office for registration, accompanied by the Certificate of the shares or if not such certificate is in existence, by the Letter of


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     allotment of the shares to be transferred and such other evidence as the
     Board may require to prove the title of the transferor or his right to transfer the shares, and upon payment of the proper fee to the Company, the transferee shall (subject to the right of the Board to decline to register hereinafter mentioned) be registered as a member in respect of such shares. The Board may waive the production of any certificate upon evidence satisfactory to it of its loss or destruction.

39. All instrument of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Board may decline to register shall be returned to the person depositing the same.

40.  The Board in may decline to recognise any instrument of transfer if:

     (a) the instrument of transfer is not accompanied by the instrument of the shares to which it relates, and such other evidence as the Board may reasonably to show the right of the transferor;

     (b) the instrument of transfer is in respect of more than one class of shares; or

     (c) it is for transfer of any partly paid share or any share on which the Company has a lien.

41. The registration of transfers may be suspended after giving due notice at such times and for such periods as the Board may from time to time determine.

     Provided that such registration shall not be suspended for more than forty-five days in any year, and not exceeding thirty days at any one time.

42. Shares in the company shall be transferred in the form for the time being prescribed under the rules framed under the Act.

     42(A) Notwithstanding anything contained in the Articles of Association of the Company, the Directors of the Company may in their absolute discretion refuse subdivision of share certificates or debenture certificates into denominations of less than the marketable lots except, where such sub-division is required to be made to comply with a statutory provision or an order of a competent Court of Law.

* 42(B) The Company shall keep a book to be called "Register of Transfer" and therein shall be fairly and distinctly entered particulars of every transfer or transmission of any share held in material form.

* 42(C) In the case of transfer or transmission of shares or other marketable securities where the Company has not issued any certificates and where such shares or securities are being held in an electronic and fungible form in a Depository, the provisions of the Depositories Act, 1996 shall apply.

*         As approved at the Annual General Meeting held on 30th October,1999.

                                XII. TRANSMISSION

43. The executors or administrators or the holder of a succession certificate in respect of shares of a deceased member (not being one of several jointholders) shall be the only persons whom the Company shall recognise as having any title to the shares registered in the name of such member and in case of the death of any one or more of the joint-


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     holder of any registered shares, the survivors shall be the only persons recognised by the Company as having any title to or interest in such shares, but nothing herein contained shall be taken to release the estate of a deceased joint holder from any liability on shares held by him jointly with any other person. Before recognising any executor or administrator or legal heir the Board may require him to obtain a grant of probate or letter or administration or succession certificate or other legal representation as the case may be, from a competent Court;

     Provided nevertheless that in any case where the Board in its absolute discretion thinks fit it may dispense with production of probate or letters of administration or a succession certificate or such other representation upon such terms as to indemnify the Company or otherwise as the Board may consider desirable.

     Provided also that the holder of a succession certificate shall not be entitled to receive any dividends already declared but not paid to the deceased member unless the succession certificate declares that the holder thereof is entitled to receive such dividends.

44. Any person becoming entitled to a share in consequence of the death, lunacy, or insolvency of a member may, upon producing such evidence of his title as the Board thinks sufficient, be registered as a member in respect of such shares; or may subject to the regulations as to transfer hereinbefore contained transfer such shares.

45. A person becoming entitled to a share by reasons of the death or insolvency of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the company;

     Provided that the Board may at any time give notice requiring any such person to elect, either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share, until the requirements of the notice have been complied with.

46. If the person so becoming entitled to shares under proceeding Articles shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to transfer the shares to some other person he shall execute an instrument of transfer in accordance with the provisions of these Articles relating to the transfers of shares. All the limitations, restrictions and provisions of these Articles relating to the right of transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid.

47. The Articles providing for transfer and transmission of shares, shall mutatis mutandis apply to the transfer and transmissions of Debentures of the Company.

                           XIII. ALTERATION IN CAPITAL

48.  The Company in General Meeting may -

     (a) Increase its authorised share capital by such amount as it thinks expedient by creating new shares.

     (b) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

     (c) Cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of it capital by the amount of the shares so cancelled.

     (d) Subdivide its shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association subject to the provisions of section 94 (1) (d) of the Act.

     (e)  Reduce its capital in any manner authorised by section 100 of the Act.

     The powers conferred by this Article may be exercised by an ordinary resolution, except in the case of reduction of capital when the exercise of the power in that behalf shall be by a special resolution. The Company shall give due notice to the Registrar of any such alteration in capital.

                                   XIV. STOCKS

49. The Company in General meeting may convert any paid up shares into stock and re-convert any stock into paid up shares of any denominations.

50. When any share has been converted into stock the several holders of such stock may, henceforth, transfer their respective interests therein or any part of such interest in the same manner, and subject to the same regulations, as would have applied to the of the shares from which the stock arose or as near thereto as circumstances would admit. The Board may, from time to time, fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

51. The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company, and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividend and profits of the Company) shall be conferred by any such part of stock as would not, if existing in shares, have conferred that privilege or advantage.

52. Such of the Articles of the Company (other than those relating to share warrants), as are applicable to paid-up shares shall apply to stock, and the works "share" and "shareholder" therein shall include "Stock" and "Stock-holder" respectively.

                               XV. SHARE WARRANTS

53. The Company may issue share warrants subject to, and in accordance with, the provisions of section 114 and 115 and accordingly the Board may in its discretion, with respect to any share which is fully paid up, on application in writing signed by the person registered as holder of the share, and authenticated by such evidence (if any) of the share, and the amount of the stamp duty on the, warrant and such fee as the Board may from time to time require, issue a share warrant.

54. (1) The bearer of a share warrant may at any time deposit the warrant of the Office of the Company, and so long as the warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the Company and of attending, and voting and exercising the other privileges of a Member at any meeting held after the expiry of two clear days from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited warrant.

     (2) Not more than one person shall be recognised as depositor of the share warrant.

     (3) The Company shall, on two days written notice, return the deposited share warrant to the depositor.

55. (1) Subject as herein otherwise expressly provided, no person shall, as bearer of a share warrant, sign a requisition for calling a member of the Company, or attend or vote or exercise any other privilege of a member at a meeting of the company, or be entitled to receive any notice from the Company.

     (2) The bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the warrant, and, he shall be a member of the Company.

56. The Board may, from time to time, make rules as to the terms on which (if it shall think fit) a new share warrant or coupon may be issued by way of renewal in case of defacement, loss or destruction.

                              XVI. GENERAL MEETINGS

57. All general meetings other than annual general meeting shall be called extraordinary general meetings.

58. (1) The Board may, whenever it thinks fit, call an extra-ordinary general meeting.

     (2) If at any time there are not within India directors capable of acting who are sufficient in number of form a quorum, any director of the company may call an extra-ordinary general meeting in the same manner, or as nearly as possible, as that in which such a meeting may be called by the Board.

                      XVII. PROCEEDINGS AT GENERAL MEETINGS

59. (1) No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

     (2) Save as herein otherwise provided, five members present in person shall be a quorum.

60. The Chairman, if any, of the Board shall, preside as Chairman at every general meeting of the Company.

61. If there is no such chairman, or if he is not present within fifteen minutes after the time appointed for holding the meeting, or is unwilling to act as chairman of the meeting, the directors present shall elect one of their number to be the chairman of the meeting.

62. If at any meeting no director is willing to act as chairman or if no director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

63. (1) The Chairman may, with the consent of any meeting at, which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time and from place to place.

     (2) No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

     (3) When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

     (4) Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

64. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

65. Any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll.

                             XVIII. VOTES OF MEMBERS

66. Subject to any rights or restrictions for the time being attached to any class or classes of shares:-

     (a) on a show of hands, every member present in person shall have, one vote; and

     (b)  on a poll, the voting rights of members shall be as laid down in section 87.

67. In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders.

     For this purpose, seniority shall be determined by the order in which the names stand in the register of members.

68. A member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote whether on a show of hands or on a poll, by his committee or other legel guardian, and any such committee or guardian may on a poll vote by proxy.

69. No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

70. (1) No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.

     (2) Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

71. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority, shall be deposited at the registered Office of the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

72.  An instrument appointing a proxy shall be in either of the forms in
     Schedule IX to the Act or a form as near thereto as circumstances admit.

73. A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the previous death or insanity of the principal or the revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the shares In respect of which the proxy is given;

     Provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the company, at its office before the commencement of the meeting or adjourned meeting at which the proxy is used.

                                 XIX. DIRECTORS

74.  The first Directors of the Company shall be as follows:

               1.   BHARAT LAL PATWARI

               2.   RAMGOPAL PATWARI

               3.   SUSHIL KUMAR PATWARI

*75. Unless otherwise determined by the Company in General Meeting number of Directors shall not be less than three and more than twelve.

76. The Directors of the Company are not required to hold any share in the Company as qualification shares.

77. (1) The fees payable to a Director for attending a meeting of the Board or Committee thereof a General Meeting shall be decided by the Board of Directors from time to time within the maximum limits of such fees that may be prescribed under the proviso to Section 310 of the Companies Act, 1956 and in addition subject to the provisions of
          Section 309, all the Directors may receive a Commission upto three percent (3%) on the net profits of the Company as computed under the provisions of the Companies Act, and as such Commission shall be divided amongst them equally or as the Director may determine. The Directors may, waive or reduce their fee for any meeting or period.

     (2) Any Director performing extra services or making any special exertion for any of the purposes of the Company or who is a managing or whole time Director may be paid such fixed sum or remuneration either by way of monthly payment or at a specified percentage of profit or in any other manner as the Company may determine, subject to the provisions of the Act.

     (3) The remuneration of the directors shall, in so far as it consists of a monthly payment, be deemed to accrue from day to day.

     (4) In addition to the remuneration payable to them in pursuance of the Articles the directors may be paid all travelling, hotel and other expenses properly incurred by them -

          (a) In attending and returning from meetings of the Board of Directors or any committee thereof or general meetings of the Company;

                                       or

          (b)  in connection with the business of the Company.

78.  The Board may pay all expenses incurred in registering the Company.

*    (As approved at the Annual General Meeting held on 3rd September, 2005.)

79. The company may exercise the powers conferred on it by section 157 and 158 with regard to the keeping of a foreign register; and the Board may (subject to the provisions of those sections) make and vary such regulations as it may think fit respecting the keeping of any such register.

80. All cheques, promissory notes, drafts, hundis, bills of exchange and other negotiable instruments and all receipts for moneys paid to the company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by the Managing Director or by such person and in such manner as the Company in General Meeting or the Boards shall from time to time by resolution determine.

81. Every director present at any meeting of the Board or of a committee thereof shall sign his name in a book to be kept for the purpose.

82. (1) The Board shall have power at anytime, and from time to time, to appoint a person as an additional director, provided the number of the directors and additional directors together shall not at any time exceed the maximum strength fixed for the Board by the articles.

     (2) Such person shall hold office only up to the date of next annual general meeting of the company but shall be eligible for appointment by the company as a Director at that meeting subject to the provisions of the Act.

83. (1) The Board of Directors shall also have power to fill a casual vacancy in the Board. Any Director so appointed shall hold office only so long as the vacating Director would have held the same if no vacancy had occurred.

     (2) The Board may appoint any person to act as an alternate director for a Director during the latter's absence for a period of not less than three months from the State in which meetings of the Board are ordinarily held and such appointment shall have effect and such appointee, whilst he holds office as an alternate director, shall be entitled to notice of meeting and to attend and vote thereat accordingly; but he shall "ipso facto" vacate office, if and when the absent Director returns to the State in which meetings of the Board or ordinarily held of the absent Director vacates office as a Director.

*83A. The promoter Group shall be entitled to:

     Subject to Article 84 hereof:

     (a) Appoint 1/3rd (one-third) of the total number of Directors of the Company for the time being. The Directors so appointed shall not be liable for retirement by rotation but may be removed by the promoter Group, who shall be entitled to appoint others in their place.

     (b) Appoint from out of the other Directors, the Chairman, the Managing Director and all other Whole time Directors of the Company.

*    (As approved at the Annual General Meeting held on 30th October, 1999.)

84. If it is provided by any agreement deed or other documents securing or otherwise in connection with any loan taken by the Company or in connection with taking of any shares by any person, that any such person or persons shall have power to nominate a Director on the Board of Directors of the company than and in case of taking of any such loan or shares or entering into such agreement the person having such power may exercise his power from time to time and appoint a Director accordingly. Such Director may be removed from Office at any time by the person or persons in whom the power under which he was appointed is vested and another Director may be appointed in his place but while holding such office he shall not, be liable to retire by rotation nor hold any qualification shares.

                             XX. PROCEEDING OF BOARD

85. (1) The Board of Directors may meet for the despatch of business adjourn and otherwise regulate its meetings, as it thinks fit.

     (2) A director may, and manager or secretary on the requisition of a director shall at any time, summon a meeting of the Board.

*86. (1) Save as otherwise expressly provided in the Act, questions arising at any meeting of the board shall be decided by a majority of votes.

     (2) In case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

          Provided however that no Resolution shall be considered to be passed or matter decided unless at least one of the non rotational Directors appointed by the promoter Group has voted in favour of such Resolution or matter.

*    (As approved at the Annual General Meeting held on 30th October, 1999.)

87. The continuing directors may act notwithstanding any vacancy in the Board; but if and so long as their number is reduced below the quorum fixed by the Act for a meeting of the Board, the continuing director or director may act for the purpose of increasing the number of directors to that fixed for the quorum, or of summoning a general meeting of the company, but for no other purpose.

*87A The quorum for a meeting of the Board of Directors shall be three Directors present at least two of whom shall be from and out of the non-rotational Directors appointed by the promoter Group.

*    (As approved at the Annual General Meeting held on 30th October, 1999.)

88. (1) The Board may elect as chairman of its meetings and determine the period for which he is to hold office.

     (2) If no such Chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be Chairman of the meeting.

89. (1) The Board may, subject to the provisions of the Act, delegate any of its powers to a committee consisting of such member of members of its body, as it thinks fit.

     (2) Any committee so formed shall, in the exercise of the powers so delegated, confirm to any regulation that may be imposed on it by the board.

90.  (1)  A committee may elect a chairman of its meetings.

     (2) If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

91.  (1)  A committee may meet and adjourn, as it thinks proper.

     (2) Questions arising at any meeting of a committee shall be determined by a majority Of votes of the members present, and in case of an equality of votes, the chairman shall have a second or casting vote.

92. All acts done by any meeting of the Board of a Committee thereof or by any person acting as a director shall, notwithstanding that it may be afterwards discovered that there was some defect in the appointment of any one or more of such directors or of any persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such director or such person had been duly appointed and was qualified to be a director.

93. Save as Otherwise expressly provided to the Act, a resolution in writing, signed by the meetings of the Board or of a committee thereof, in accordance with the provisions of section 289, shall be as valid and effectual as if it had been passed at a meeting of the Board or committee, duly convened and held.

                            XXI. POWERS OF DIRECTORS

94. Subject to the provisions of the Act the control of the Company shall be vested in the Board who shall be entitled to exercise all such powers and to do all such acts and things as the Company is authorised to exercise to and do: provided that the Board shall not exercise any power or do any act or thing which it directed or required, whether by the Act or any other statute or by the Memorandum of the Company or by these Articles or otherwise, to be exercised or done by the Company in General Meeting.

     Provided further that in exercising any such power or doing any such act or thing, the Board shall be subject to the provisions in that behalf contained in the Act or any other statute or in the Memorandum of the Company or in these Articles, or in any regulations not inconsistent therewith and duly made thereunder, including regulations made by the Company in General meeting and no such regulation shall invalidate any prior act of the Board which would have been valid if that regulation had not been made.

95. Subject to and in accordance with the provisions of the Act, the Board shall retain and employ such staff as may be necessary for carrying on the business of the Company. The salary or other remuneration of such staff shall be defrayed by the Company, and all or any of such staff be engaged exclusively for the Company or jointly with other concerns.

95.  A.   Subject to the provisions Section 292 of the Act, the Board may delegate all or any of its power to any Directors or other persons, jointly or severally or to any one Director at their discretion.

95.  B.   Board may appoint at any time and from time to time by a Power of
          Attorney under the Company's Seal any person to be the Attorney of the Company for such purposes and with such authorities and discretions not exceeding those vested in or exercisable by the Board in these Articles and for such period and subject to such conditions as the Board may from time to time think fit and any such power of Attorney may contain such provisions for the protection and convenience of persons dealing with such Attorney as the Board may think fit.

                             XXII. BORROWING POWERS

96. (1) The Board may from time to time at its discretion, subject to the provisions of the Act, raise or borrow either from the Directors or from elsewhere and secure the payment of any sum or sums of money for the purposes of the Company.

     (2) The Board may raise or secure the repayment of such or sums in such manner and upon such terms and conditions in all respects as it thinks fit, and in particular, by the issue of bonds perpetual or redeemable, debentures or debenture-stock, or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future), including its uncalled for the time being.

97. If any uncalled Capital of the Company is included in or charged by any mortgage or other security, the Board may by instrument under the Company's seal authorise the person in whose favour such mortgage or security is executed or any other person in trust for him to collect money in respect of calls made by the Board on members in respect of such uncalled capital and the provisions hereinbefore contained in regard to call shall mutatis mutandis apply for calls made such authority; and such authority may be made exercisable either conditionally or unconditionally, either presently or contingently and either to the exclusion of the Director's power or otherwise and shall be assignable if expressed so to be.

98. Debentures, debenture-stock, bonds and other securities may be made assignable, free from any equities, between the Company and the person to whom the same may be issued.

99. Subject to the provision of the Act any debenture, bonds or other securities may be issued by the Company at a discount, premium or otherwise with any special privileges as to redemption, surrender, drawings, allotment of shares, appointment of Directors or otherwise. Debentures and bonds with right to allotment of or conversion into shares shall not be issued except with the sanction of the Company in general meeting and compliance of the provisions of the Act.

               XXIII. MANAGING DIRECTOR, MANAGER OR SECRETARY ETC.

100. Subject to the provisions of the Companies Act, 1956, the Company in general meeting or the Directors may at any time appoint one or more Directors as Managing Director or Whole Time Director on such remuneration, terms and conditions as may be decided by them on such meeting. A whole time or Managing Director shall not be liable to retire by rotation.

101. Subject to the provisions of the Act a manager or secretary may be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any manager or secretary so appointed may be removed by the Board.

102. Subject to the provision of section 314 of the Act a Director may be appointed as manager or secretary.

103. A provision of the Act or these Articles requiring or authorising a thing to be done by a director and the manager or secretary shall not be satisfied by its being done by the same person acting both as director and as, or in place of, the manager or secretary.

                                 XXIV. THE SEAL

104. (1)  The Board shall provide for the safe custody of the seal.

     (2) The seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board or of a committee of the Board authorised by it in that behalf, and except in the presence of at least one director or secretary or such other person as the Board may appoint for the purpose; and the director or secretary or other person aforesaid shall sign on every instrument to which the seal of the company is so affixed in this presence.

105. The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Board.

106. The Board may from time to time pay to the members such interim dividends as appear to it to be justified by the profits of the company.

107. (1) The Board may, before recommending any dividend, set aside out of the profits of the company such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, including provisions for meeting contingencies or for equalising dividends; and pending such application, may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the Board may, from time to time, think fit.

     (2) The Board may also carry forward any profits which it may think prudent not to divide, without setting them aside as a reserve.

108. (1) Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but if and so long as nothing is paid upon any of the shares in the company, dividends may be declared and paid according to the nominal amounts of the shares.

     (2) No amount paid or credited as paid on a shares in advance of calls shall be treated for the purposes of this Articles as paid on the share.

     (3) Unless otherwise decided by the Board all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions or the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

109. The Board may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relating to the shares in the company.

110. No unclaimed dividend shall be forfeited by the Board unless the claim thereto becomes barred by law and the Company shall comply with all the provisions of Section 205-A of the Companies Act in respect of unclaimed or unpaid dividend.

111. (1) Any dividend, interest or other moneys payable in case in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct.

     (2) Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.

112. Any one of two or more joint holders of a share may give effectual receipts for any dividends, bonuses or other moneys payable in respect of such share.

113. Notice of any dividend that may have been declared shall be given to the persons entitled to share therein in the manner mentioned in the Act.

114. No dividend shall bear interest against the Company.

                                  XXV. ACCOUNTS

115. (1) The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of members not being directors.

     (2) No member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by law or authorised by the Board or by the Company in general meeting.

                         XXVI. CAPITALISATION OF PROFITS

116. (1) The Company in general meeting may, upon the recommendation of the Board, resolve -

          (a) that it is desirable to capitalise any part of the amount for time being standing to the credit of any of the company's reserve accounts, or to the credit of the profit and loss account, or otherwise available for distribution;

                                       and

          (b) that such sum be accordingly set free for distribution in the manner specified in clause (2) amongst the members who would have been entitled thereto, if distributed by way of dividend and in the same proportions.

     (2) The sum aforesaid shall not be paid in cash but shall be applied, subject to the provision contained in clause (3), either in or towards
          -

          (I) paying up any amounts for the time being unpaid on any shares held by such members respectively;

          (II) paying up in full, unissued shares of the company to be allotted and distributed, credited as fully paid up to and amongst such members in the proportions aforesaid;

                                       or

          (III) partly in the way specified sub-clause (I) and partly in that specified in sub-clause (II).

     (3) A share premium account and a Capital redemption reserve fund may for the purposes of these Articles applied only in the paying up of unissued shares to be issued to members of the as fully paid bonus shares.

     (4) The Board shall give effect to the resolution passed by the company in pursuance of these Articles.

117. (1) Whenever such a resolution as aforesaid shall have been passed, the Board shall -

          (a) make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issue of fully paid share; and

          (b)  generally do all acts and things required to give effect thereto.

     (2)  The Board shall have full power -

          (a) to make such provision, by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit, in the case of shares becoming distributable in fractions; and also

          (b) to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the company providing for the allotment to them respectively credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation, or (as the case may require) for the payment by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares.

     (3) Any agreement made under such authority shall be effective and binding on all such members.

                                XXVII. WINDING UP

118. (1) If the company shall be wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Act, divide amongst the members, in specie or kind, the whole or any part of the assets of the company, whether they shall consist of property of the same kind or not.

     (2) For the purpose aforesaid, the liquidator may set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.

     (3) The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit, of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to Accept any shares or other securities where on there is any liability.

                                 XXVIII. MEMBERS

119. Every person who is a subscriber to the Memorandum and Articles and or who intends to be or becomes a member of the company shall, subject to the provisions of any law in force, be bound by the provisions of the Memorandum and Articles of the Company and any matter of dispute arising between the Company and any such person as regards mutual rights, obligations or otherwise shall be subject to the jurisdiction of the Court having jurisdiction over the registered office of company in respect to the disputed matter.

                                 XXIX. INDEMNITY

120. Subject to the provisions of section 201 every officer or agent for the time being of company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 633 in which relief is granted to him by the Court.

*120A. Upon receipt of certificate of shares on surrender by a person who has entered into any agreement with the depository, the Company shall cancel such certificate and substitute in its records the name of depository as the registered owner in respect of the said shares and shall also inform the depository accordingly.

*120B. If a beneficial owner opts out of the depository in respect of any shares of the Company and the Company received due intimation thereof from the depository, the Company shall on fulfillment of such conditions and on payment of such fees as may be prescribed or determined by the Board, issue certificate of the said shares to the beneficial owner or the transferee, as the case may be.

*120C. Any appointment to be made or notice to be given by, the promoter Group shall be given in writing by the shareholders individually holding the largest number of shares within the promoters Group. Such appointment or notice shall be deemed to be appointment or notice by the entire promoter Group.

*    (As approved at the Annual General Meeting held on 30th October, 1999.)

     We, the several persons, whose names and addresses are hereunder subscribed, are desirous of being formed into a Company, in pursuance of these Articles of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite our respective names:

                                     Number of
   Name, address, description      Equity Shares    Signature
     and occupation of each        taken by each       of            Name addresses, description &
           Subscriber                Subscriber    Subscriber    occupation of witness & his Signature
--------------------------------   -------------   ----------   --------------------------------------
RAMJILAL PATWARI                         10           Sd/-          Witness to all the signatories
S/o. Sri Mohanlal Patwari                                         B. N. Agarwala M.Com., LL.B. A.C.A.
65, Cotton Street,                                                     S/o. Late B.P. Agarwala,
Calcutta - 7.                                                   9, Jagmohan Mulick Lane, Calcutta - 7.

Industrialist

SUSIL KUMAR PATWARI                      10           Sd/-
S/o. Sri Ishwarlal Patwari
41, Ezra Street,
Calcutta - 700 001.

Industrialist

SAGARMAL PATWARI                         10           Sd/-
S/o. Late Chauthmal Patwari
65, Cotton Street, Calcutta - 7.

Businessman

KEDAR NATH BANSAL                        10           Sd/-
S/o. Sri Matadeen Bansal
2A, Dum Dum Road, Calcutta - 2.

Service

BHAIROLAL PATWARI                        10           Sd/-
S/o. Sri Ramanand Patwari
41, Ezra Street, Calcutta - 1.

Service

GANGA BISHAN PATWARI                     10           Sd/-
S/o. Sri Dwarakadas Patwari
41, Ezra Street, Calcutta - 1.

Service

SURESH KUMAR GOYAL                       10           Sd/-
S/o. Sri Matadin Goyal
41, Ezra Street, Calcutta - 1.

Service.
                                        ---
   TOTAL                                 70
                                        ===

Dated the 28th day of August 1975.

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY
                      ORDINARY ORIGINAL CIVIL JURISDICTION
                        COMPANY PETITION NO. 446 OF 1996
                                 CONNECTED WITH
                      COMPANY APPLICATION NO. 436 OF 1996

                                        In the matter of Sections 391 and 394
                                        of the Companies Act, 1956.

                                                           AND

                                        In the matter of the Scheme of
                                        Amalgamation of Sterlite Communications
                                        Limited with Sterlite Industries
                                        (India) Limited.

Sterlite Industries (India)      )
Limited a company incorporated   )
under the Companies Act, 1956    )
having its Registered Office,    )
at B-10/4, Waluj M.I.D.C.        )
Industrial Area, Waluj,          )
District Aurangabad - 431 133.   ).. Petitioner

                                        Coram: S. M. Jhunjhunwala, J.

                                        Dated: 7th November, 1996

UPON the Petition of Sterlite Industries (India) Limited, the Petitioner company above named (hereinafter referred to as "the Transferee Company") presented to this Hon'ble Court on 17th August, 1996 for sanction of the arrangement embodied in the Scheme of Amalgamation of Sterlite Communications Limited (hereinafter referred to as "the Transferor Company") with Sterlite Industries (India) Limited, the Transferee Company and for other consequential reliefs as mentioned in the Petition and the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the affidavit of Shri N. Shankar, Assistant Company Secretary of the Transferee Company solemnly affirmed on the 16th day of August, 1996 verifying the said Petition AND UPON READING the Affidavit of Shri N. Shankar dated 5th day of October 1996 proving publication of the notice of the date of hearing of the Petition in the issue of "Free Press Journal" dated 18th September, 1996, "Navshakti" dated 18th September, 1996, "Lokmat Times" in English dated 19th September, 1996 and "Lokmat" in Marathi dated 19th September, 1996 and Maharashtra Government Gazette dated 3rd October, 1996 AND UPON READING the order dated the 12th day of June 1996 made by this Hon'ble Court in Company Application No. 436 of 1996 whereby the Transferee Company was ordered to convene separate meetings of the Equity Shareholders, Secured Creditors including Debentureholders) and Unsecured Creditors of the Transferee Company for the purpose of considering and if thought fit, approving, with or without modification the arrangement embodied in the proposed Scheme of Amalgamation of the Transferor Company with the Transferee Company AND UPON READING the Affidavit of Shri Anil Agarwal, Chairman appointed for the said meetings of Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors solemnly affirmed on the 23rd day of July, 1996 Proving Publication of the notices convening the said meetings of Equity Shareholders, secured Creditors (including debenture holders) and Unsecured creditors in the issue of "Free Press Journal", "Navshakti", "Lokmat Times", in English and "Lokmat" in Marathi all dated 3rd July, 1996 and also proving service of notice convening the said meeting upon individual Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors AND UPON READING the Report dated the 9th day of August 1996 of Shri Navin Agarwal, Chairman of the said meetings of the Equity Shareholders Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferee Company as to the result of the said meetings AND UPON READING the Affidavit of Shri Navin Agarwal solemnly affirmed on the 9th day of August 1996 verifying the said Report AND it appears from the said Report of the Chairman of the meetings of the Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company that the arrangement embodied in the proposed Scheme of Amalgamation of the Transferor Company with the Transferee Company has been approved by a majority in number representing not less than three-fourth in value of the Equity Shareholders Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferee Company present and voting in person or by proxy AND UPON HEARING Shri Shyam Mehta, Counsel, i/b M/s. Kanga and Company, Advocates for the Transferee Company, Mr. S. L. Rajput, Company Prosecutor for the Regional Director, Department of Company Affairs, Mumbai, who appears in pursuance to the notice dated 10th September, 1996 and submits to the orders of the Court and no other person or persons entitled to appear at the hearing of the said Petition appealing this day either in support or to show cause against the same THIS COURT DOTH HEREBY SANCTION the arrangement embodied in the Scheme of Amalgamation of Sterlite Communications Limited, the Transferor Company with Sterlite Industries (India)

Limited, the Transferee Company as set forth in Exhibit "E" to the said Petition and also in the Schedule hereto annexed AND THIS COURT DOTH DECLARE the same to be binding on the Transferor Company and the Transferee Company and also their respective members and creditors AND THIS COURT DOTH ORDER that with effect from the 1st day of April 1996 (hereinafter called the Appointed Date") the whole of the undertaking and assets specified in Clause 3 of the scheme of Amalgamation, of whatsoever nature and wheresoever situated and owned by the Transferor Company on the Effective Date as defined in Clause 1.3 of the scheme shall, under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to and vested in the Transferee Company, in the manner specified in Clause 3 of the Scheme of Amalgamation so as to become the property of the Transferee Company but subject nevertheless to all charges, if any, affecting the same AND THIS COURT DOTH FURTHER ORDER that with affect from the Appointed Date, all debts, liabilities, duties and obligations of every kind, nature and description of the Transferor Company shall also, under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to the Transferee Company so as to became the debts, liabilities, duties and obligations of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that all legal proceedings of whatsoever nature by or against the Transferor Company pending on the Appointed Date shall not abate or be discontinued but the same shall be continued and enforced until the Effective Date as desired by the Transferee Company and as and from the Effective Date shall be continued and enforced by or against the Transferee Company in the same manner and to the same extent as they would or might have been continued and enforced by or against the Transferor Company AND THIS COURT DOTH FURTHER ORDER THAT in consideration of the transfer and vesting of the undertaking and property, of the Transferor Company in the Transferee Company, every member of the Transferor Company whose names appear in the Register of Members of the Transferor Company on such date (hereinafter referred to as "the Record Date") as the Board of Directors of the Transferee Company shall determine, his/her/it heirs, executors, administrators or successors-in-title shall in respect of every 4 (four) equity share of the face value of Rs.10/- credited as fully paid-up hold by him/her/its in the Transferor Company be entitled to as of right to be issued, allotted and to receive from the Transferee Company without any further application or deed, equity shares of the face value of Rs.10/- each credited as fully paid-up in the capital of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that on the Scheme becoming effective, the Transferor Company shall stand dissolved without winding up AND THIS COURT DOTH FURTHER ORDER that the Transferee Company do within thirty days after the date of the sealing of the order, cause a certified copy of the order to be delivered to the Registrar of Companies, Maharashtra, Mumbai for registration and on such certified copy of the Order being so delivered, the Transferor Company shall stand dissolved without winding up and the Registrar of Companies Maharashtra, Mumbai, shall place all documents relating to the Transferor Company and registered with him on the file kept by him in relation to the Transferee Company and the files relating to the Transferor Company and the Transferee Company shall be consolidated accordingly AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the Scheme of Amalgamation sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon'ble Court in the above matter for any directions that may be necessary in regard to the working of the arrangement embodied in the Scheme of Amalgamation sanctioned herein and set forth in the Schedule hereto AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs.500/- (Rupees Five Hundred only) to the Regional Director, Department of Company Affairs, Mumbai towards the costs of the said Petition WITNESS SHRI MANHARLAL BHIKHALAL SHAH, the Chief Justice at Bombay aforesaid this 7th day of November, One thousand nine hundred and ninety-six.

                                        By the Order of the Court,


                                        "SIGNED"
                                        ----------------------------------------
                                        For Prothonotary and Senior Master

Order Sanctioning the Scheme         )
of Amalgamation under Section 391    )
and 394 of the Companies Act, 1956   )
drawn on the application of          )
M/s. Kanga and Company, Advocates    )
for the Petitioner Company           )
having their Office at               )
Readymoney Mansion, 43, Veer         )
Nariman Road, Mumbai-400001.         )

               SCHEDULE

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY
                      ORDINARY ORIGINAL CIVIL JURISDICTION
                        COMPANY PETITION NO. 445 OF 1996
                                 CONNECTED WITH
                       COMPANY APPLICATION NO. 435 OF 1996

                                        In the matter or Sections 391 and 394 of the Companies Act, 1956;

                                                           AND

                                        In the matter of the Scheme of
                                        Amalgamation of Sterlite Communications
                                        Limited with Sterlite Industries
                                        (India) Limited.

Sterlite Communications          )
Limited a company incorporated   )
under the Companies Act, 1956    )
having its Registered            )
Office at E-2, Waluj M.I.D.C.    )
Industrial Area, Waluj,          )
District Aurangabad - 431 136.   ).. Petitioner

                                        Coram: S. M. Jhunjhunuwala, J.

                                        Dated: 7th November, 1996

                  UPON the Petition of Sterlite Communications

Limited, the Petitioner Company above named (hereinafter referred to as "the Transferor Company") presented to this Hon'ble Court on 17th August, 1996 for sanction of the arrangement embodied in the Scheme of Amalgamation of Sterlite Communications Limited, the Transferor Company with Sterlite Industries (India) Limited (hereinafter referred to as "the Transferee Company") and for other consequential reliefs as mentioned in the Petition and the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the affidavit of Shri Umesh Nagda, Manager (Accounts) of the Transferor Company solemnly affirmed on the 16th day of August, 1996 verifying the said Petition AND UPON READING the Affidavit of Shri Tarun Jain dated 5th day of October 1996 proving publication of the notice of the date of hearing of the Petition in the issue of "Free Press Journal", dated 16th September 1996, "Navshakti" dated 18th September 1996, "Lokmat Times" in English dated 19th September 1996 and "Lokmat" in Marathi dated 19th September 1996," and Maharashtra Government Gazette dated 3rd day of October, 1996 and also proving service of notice of hearing of the Petition upon individual creditors of the Transferor Company AND UPON READING the Order dated the 12th day of June 1996 made by this Hon'ble Court in Company Application No. 435 of 1996, whereby the Transferor Company was ordered to convene a meeting of the Equity Shareholders of the Transferor Company for the purpose of considering and if thought fit, approving, with or without modifications, the arrangement embodied in the proposed Scheme of Amalgamation of the Transferor Company with the Transferee Company AND UPON READING the Affidavit of Shri Anil Agarwal, Chairman appointed for the said meeting of Equity Shareholders of the Transferor Company solemnly affirmed on the 23rd day of July, 1996 proving publication of the notices convening the said meeting of Equity Shareholders in the issue of "Free Press Journal", "Navshakti", "Lokmat Times" in English and "Lokmat" in Marathi all dated 3rd July, 1996 and also proving service of notice convening meeting upon Individual Equity Shareholders AND UPON READING the Report dated the 9th day of August 1996 of Shri Navin Agarwal, Chairman of the said meeting of the Equity Shareholders of the Transferor Company as to the result of the said meeting AND UPON READING the Affidavit of Shri Navin Agarwal solemnly affirmed on the 9th day of August 1996 verifying the said Report AND it appears from the said Report of the Chairman of the meeting at the Equity Shareholders of the Transferor Company that the arrangement embodied in the proposed Scheme of Amalgamation of the Transferor Company with the Transferee Company has been approved by a majority in number representing not less than three-fourth in value of the Equity Shareholders of the Transferor Company present and voting in person or by proxy AND UPON READING the Official Liquidator's Report dated the 5th day of November, 1996 wherein he has opined that the affairs of the Transferor Company have not been conducted in a manner prejudicial to the interests of its members or to public interest AND UPON READING the affidavit of Shri Debajyoti Basu, Asstt. General Manager of Bride and Roof Company (India) Limited dated 9th day of October, 1996 AND UPON HEARING Shri Shyam Mehta, Counsel, i/b M/s. Kanga and Company, Advocates for the Transferor Company, Shri Ajey S. Gadkari, Advocate for one of the creditor's viz. the Bridge and Roof Company (India) Limited, Shri
S. L. Raiput, Company Prosecutor for the Regional Director, Department of Company Affairs, Mumbai, who appears in pursuance to the notice dated 10th September, 1996 and submits to the orders of the Court and Shri S. C. Gupta, Deputy Official Liquidator, High Court, Mumbai, who appears in pursuance to the notice dated 10th September, 1996 and also submits to the orders of the Court and no other person or persons entitled to appear at the hearing of the said Petition appearing this day either in support or to show cause against the same THIS COURT DOTH HEREBY SANCTION the arrangement embodied in the

Scheme of Amalgamation of Sterlite Communications Limited, the Transferor Company with Sterlite Industries (India) Limited, the Transferee Company as set forth in Exhibit "E" to the said Petition and also in the Schedule hereto annexed AND

THIS COURT DOTH DECLARE the same to be binding on the Transferor Company and the Transferee Company and also their respective members and creditors AND THIS COURT DOTH ORDER that with effect from the 1st day of April, 1996 (hereinafter called "the Appointed Date") the whole of the undertaking and assets specified in Clause 3 of the Scheme of Amalgamation, of whatsoever nature and wheresoever situated and owned by the Transferor Company an the Effective Date as defined in Clause 1.3 of the Scheme shall under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to and vested in the Transferee Company in the manner specified in Clause 3 of the Scheme of Amalgamation so as to become the property of the Transferee Company but subject nevertheless to all charges, if any, affecting the same AND THIS COURT DOTH FURTHER ORDER that with effect from the Appointed Date, all debts, liabilities, duties and obligations of every kind, nature and description of the Transferor Company shall also, under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to the Transferee Company so as to became the debts, liabilities, duties and obligations of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that all legal proceedings of whatsoever nature by or against the Transferor Company pending on the Appointed Date shall not abate or be discontinued but the same shall be continued and enforced until the Effective Date as desired by the Transferee Company and as and from the Effective Date shall be continued and enforced by or against the Transferee Company in the same manner and to the same extent as they would or might have been continued and enforced by or against the Transferor Company AND THIS COURT DOTH FURTHER ORDER THAT in consideration of the transfer and vesting of the undertaking and property of the Transferor Company in the Transferee Company every member of the Transferor Company whose names appear in the Register of Members of the Transferor Company on such date (hereinafter referred to as "the Record Date") as the Board of Directors of the Transferee Company shall determine, his/her/it heirs, executors, administrators or successors-in-title shall in respect of every 4 (four) equity share of the face value of Rs.10/- credited as fully paid-up held by him/her/its in the Transferor Company be entitled to as of right to be issued, allotted and to receive from the Transferee Company without any further application or deed, equity shares of the face value of Rs.10/- each credited as fully paid-up in the capital of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that on the Scheme becoming effective, the Transferor Company shall stand dissolved without winding-up AND THIS COURT DOTH FURTHER ORDER that the Transferor Company do within thirty days after the date of the sealing of the Order, cause a certified copy of the Order to be delivered to the Registrar of Companies, Maharashtra, Mumbai for registration and on such certified copy of the Order being so delivered, the Transferor Company shall stand dissolved without winding up and the Registrar of Companies, Maharashtra, Mumbai shall place all documents relating to the Transferor Company and registered with him on the file kept by him in relation to the Transferee Company and the files relating to the Transferor Company and the Transferee Company shall be consolidated accordingly AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the Scheme of Amalgamation sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon'ble Court in the above matter for any directions that may be necessary in regard to the working of the arrangement embodied in the Scheme of Amalgamation sanctioned herein and set forth in the Schedule hereto AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs.500/- (Rupees Five Hundred only) each to the Regional Director, Department of Company Affairs, Mumbai and the Official Liquidator, High Court, Mumbai towards the costs of the said Petition WITNESS SHRI MANHARLAL BHIKHALAL SHAH, the Chief Justice at Bombay aforesaid this 7th day of November, One thousand nine hundred and ninety-six.

                                        By the Order of the Court,


                                        "SIGNED"
                                        ----------------------------------------
                                        For Prothonotary and Senior Master

Order Sanctioning the Scheme       )
of Amalgamation under Section 391  )
and 394 of the Companies Act, 1956 )
drawn on the application of        )
M/s. Kanga and Company, Advocates  )
for the Petitioner Company         )
having their Office at             )
Readymoney Mansion, 43, Veer       )
Nariman Road, Mumbai-400001.       )

             SCHEDULE

                                    SCHEDULE

Scheme of Amalgamation under Sections 391 and 394 of the Companies Act, 1956 of STERLITE COMMUNICATIONS LIMITED with STERLITE INDUSTRIES (INDIA) LIMITED.

1.   DEFINITIONS

     In this Scheme, unless repugnant to the context or meaning thereof, the following meanings:

     1.1  "the Act" means the Companies Act, 1956.

     1.2 "the Appointed Date" means the commencement of business on 1st day of April, 1996 or such other date as may be approved by the High Court at Mumbai.

     1.3 "the Effective Date" means the later of the dates on which certified copies of the Orders of the High Court at Mumbai under Sections 391 and 394 of the Act are filed with the Registrar of companies, Maharashtra at Mumbai.

     1.4 "The Transferee Company" means Sterlite Industries (India) Limited, a company incorporated under the Companies Act, 1956 having its Registered office at B-10/4, Waluj MIDC Industrial Area, Waluj, Aurangabad 431 133;

     1.5 "the Transferor Company" means Sterlite Communications Limited, a company incorporated under the Companies Act, 1956 and having its Registered Office at E-2, Waluj MIDC Industrial Area, Waluj, Aurangabad 431 136;

2.   DATE OF TAKING EFFECT AND OPERATIVE DATE

     The Scheme set out herein in its present form or with any modification (s) approved or imposed or directed by the High Court at Mumbai shall be effective from the Appointed Date but shall be operative from the Effective Date.

3.   TRANSFER OF UNDERTAKING

     The whole of the undertaking and properties, whether moveable or immoveable, real or personal, corporeal or incorporeal, present or contingent, including but without being limited to all assets, fixed assets, work in progress, current assets, investments, reserves, provisions, funds, quota rights, import quotas licences, registrations, patents, tradenames, trademarks and other industrial rights and licences in respect thereof leases, tenancy rights, flats, telephones, telexes, facsimile connections, installations and utilities, benefits of agreements and arrangements, powers, authorities, permits, allotments, approvals, consents, privileges, liberties, easements and all the right, title, interest, benefit and advantage of whatsoever nature and wheresoever situate belonging to or in the possession of or granted in favour of or enjoyed by the Transferor Company as on the

     Effective Date shall be transferred to and vested in or be deemed to and vested in the Transferee Company in the following manner:-

     (a) With effect from the Appointed Date the whole of the undertaking and properties, as aforesaid, of the Transferor Company, except for the portions specified in sub-clauses (b) and (c) below, of whatsoever nature and wheresoever situated and incapable of passing by manual delivery, shall under the provisions of Sections 391 and 394 and all other applicable provisions, if any, of the Act, without any further act or deed, be transferred to and vested in and/or be deemed to be transferred to and vested in the Transferee Company so as to vest in the Transferee Company all the right, title and interest of the Transferor Company therein;

     (b) All the moveable assets including cash in hand, if any, of the Transferor Company, capable of passing by manual delivery shall be so delivered or endorsed and delivered, as the case may be, to the Transferee Company to the end and intent that the property therein passes to the Transferee Company, on such delivery or endorsement and delivery. Such delivery and transfer shall be made on a date mutually agreed upon between the Board of Directors of the Transferor Company within thirty days from the date of the last of the Orders of the High Court at Mumbai sanctioning the Scheme of Amalgamation specified herein under section 391 and 394 of the Act;

     (c) In respect of moveables other than those specified in sub-clause (b) above, including sundry debtors, outstanding loans and advances, if any, recoverable in cash or in kind or for value to be received, bank balances and deposits, if any, with Government, Semi-Government, Local and other authorities and bodies, the following modus operandi shall to the extent possible be followed:

          (i) The Transferee Company shall give notice in such form as it may deem fit and proper, to each person, debtor or depositee as the case may be, that pursuant to the High Court at Mumbai having sanctioned the amalgamation between the Transferee Company and their respective members under Sections 391 and 394 of the Act, the said debt, loan, advance or deposit be paid or made good or held on account of the Transferee Company as the person entitled thereto the end and intent that the right of the Transferor Company to recover or realise the same stands extinguished and that appropriate entry should be passed in its books to record the aforesaid change;

          (ii) The Transferor Company shall also give notice in such form as it may deem fit and proper to each person, debtor or depositee that pursuant to the High Court at Mumbai having sanctioned the amalgamation between the Transferor Company, the Transferee Company, and their respective members under sections 391 and 394 of the Act, the said debt, loan, advance or deposit be paid or made good or held on account of the Transferee Company and that the right of the Transferor Company to recover or realise the same stands extinguished;

     (d) With effect from the Appointed Date, and subject to any corrections and adjustments as may, in the opinion of the Board of Directors of the Transferee Company be required, the reserves of the Transferor Company will be merged with those of the Transferee Company in the same form as they appeared in the financial statements of the Transferor Company. In other words, the indentity of the reserves of the Transferor Company. In other words, the identity of the reserves of the Transferor Company will be preserved in the hands of the Transferee Company;

     (e) The difference between the amount recorded as fresh share capital issued by the Transferee Company on amalgamation and the amount of share capital of the Transferor Company will be reflected in the Revenue Reserve(s) of the Transferee Company.

     (f) In case of any differences in accounting policy between the Companies, the impact of the same bill the amalgamation will be qualified and adjusted in the Revenue Reserves of the Transferee Company to ensure that the financial statements of the Transferee Company reflect the financial position on the basis of consistent accounting policy.

     (g) The transfer and vesting as aforesaid, shall be subject to the existing charges and mortgages, if any, over or in respect of the property and assets or any part thereof of the Transferor Company. Provided however, any reference in any security documents or arrangements (to which the Transferor Company is a party) to the assets of the Transferor Company is a party) to the assets of the Transferor Company offered or agreed to be offered as security for any financial assistance or obligations, shall be construed as reference only to the assets pertaining to the undertaking of the Transferor Company as are vested in the Transferee company by virtue of the aforesaid clauses, to the end and intent that such security, charge and mortgage shall not extend or be deemed to extend, to any of the other assets of the Transferor Company or any of the assets of the Transferee Company, unless specifically agreed to by the Transferee Company with such secured creditors and subject to the consents and approvals of the existing secured creditors of the Transferor Company and the Transferee Company.

4.   TRANSFER OF LIABILITIES

     With effect from the Appointed Date, all debts, liabilities, duties and obligations of every kind, nature and description of the Transferor Company shall also, under the provisions of Sections 391 ad 394 of the Act, without any further act or deem, be transferred to or be deemed to be transferred to the Transferee Company so as to become as from the Appointed Date the debts, liabilities, duties and obligations of the Transferee Company. To the extent that there are inter-corporate loans or balances between the Transferor and the Transferee Company, the obligations in respect thereof shall come to an end and corresponding effect shall be given in the books of account and records of the Transferee Company for the reduction of any assets or liabilities, as the case may be. For the removal of doubts it is hereby clarified that there would be no accrual of interest or other charges in respect of any such inter-company loans or balances.

5.   BUSINESS AND PROPERTY IN TRUST FOR TRANSFEREE COMPANY.

     As and from the Appointed Date and till the effective date:

     (a) The Transferor Company shall carry on and be deemed to have carried on this business and activities and shall stand possessed of all its properties referred to in Clause 3 above, in trust for the Transferee Company and shall account for the same to the Transferee Company;

     (b) Any income or profit accruing or arising to the Transferor Company and all costs, charges, expenses and losses incurred by the Transferor Company shall for all purposes be treated as the income, profits, costs, charges, expenses and losses, as the case may be, of the Transferee Company and shall be available to the Transferee Company for being disposed off in any manner as it thinks fit, including declaration of dividend;

6.   CONDUCT OF BUSINESS

     (i) As and from the date of acceptance of this Scheme by the Board of Directors of the Transferor Company and the Board of Directors of the Transferee Company and till the Effective Date:

          (a) the Transferor Company shall not do anything other than what it has been doing hithertofore, except with the concurrence of the Transferee Company.

          (b) the Transferor Company shall not, without the written concurrence of the Transferee Company, alienate, charge or encumber any of its properties referred to in Clause 3 above except in the ordinary course of business;

          (c) the Transferor Company shall not vary or alter, except in the ordinary course of its business, the terms and conditions of employment of any of its employees;

          (d) neither the Transferor Company nor the Transferee shall alter its capital structure other than alterations pursuant to commitments, obligations or arrangements subsiting prior to the Appointed Date, either by fresh issue of shares or convertible securities (on a rights basis or by way of bonus shares or otherwise) or by any decrease, reduction, reclassification, sub-division, consolidation, re-organisation or in any other manner which may in any way affect the share exchange ratio prescribed hereunder, except by the consent of the Boards of Directors of both the Companies. The Transferee Company is hereby permitted to increase its Authorised Capital if so required to give effect to the provisions of this Scheme or pursuant to any existing obligation of the Transferee Company without the consent of the Board of Directors of the Transferor Company.

     (ii) With effect from the Effective Date, the Transferee Company shall commence and carry on and shall be authorised to carry on the businesses carried on by the Transferor Company.

7.   LEGAL PROCEEDINGS

     All legal proceedings of whatsoever nature by or against the Transferor Company pending and/or arising at the Appointed Date and relating to the Transferor Company or its properties, assets, debts, liabilities, duties and obligations referred to in Clauses 3 and 4 above, shall be continued and/or enforced until the Effective Date as desired by the Transferee Company and as and from the Effective Date shall be continued and enforced by or against the Transferee Company in the same manner and to the same extent as would or might, have been continued and enforced by or against the Transferor Company. On and from the Effective Date, the Transferee Company shall and may initiate any legal proceedings for and on behalf of the Transferor Company.

8.   CONTRACTS AND DEEDS

     Subject to the other provisions of this Scheme, all contracts, deeds, bonds, agreements and other instruments, if any, of whatsoever nature to which the Transferor Company is party and subsisting or having effect on the Effective Date shall be in full force and effect against or in favour of the Transferee Company, as the case may be and may be enforced by or against the Transferee Company as fully and effectually as if instead of the Transferor Company, the Transferee Company had been a party thereto. The Transferee Company shall enter into and/or issue and/or execute deeds, writings or confirmations or enter into any tripartite arrangements, confirmations or notations, to which the Transferor Company will, if necessary, also be party in order to give formal effect to the provisions of this Clause, if so required or becomes necessary.

9.   SAVINGS OF CONCLUDED TRANSACTIONS

     The transfer of properties an liabilities under Clauses 3 and 4 above and the continuance of proceedings by or against the Transferee Company under Clause 7 above shall not affect any transaction or proceedings already concluded by the Transferor Company on or before the Appointed Date and after the Appointed Date till the Effective Date, to the end and intent that the Transferee Company accepts and adopts all acts, deeds and things done and executed by the Transferor Company in respect thereto as done and executed on behalf of itself.

10.  DISSOLUTION OF TRANSFEROR COMPANY

     On the Scheme becoming operative, the Transferor Company shall be dissolved without winding up.

11.  SHARE CAPITAL

     (a) As on 31st March 1995, the authorised share capital of the Transferor Company was Rs.25,01,00,000/- (Rupees twenty-five crores and one lakh only) divided into 2,50,00,000 equity shares of Rs.10/- each and 1,000 9% non-cumulative redeemable preference shares of Rs.100/- each. The Transferor Company's issued and subscribed and paid-up capital was as under:

1,85,00,200 equity shares of Rs.10/- each fully paid-up   Rs.18,50,02,000/-
Less: Unpaid allotment money                              Rs.   81,42,000/-
                                                          ---------------
                                                          Rs.17,68,60,000/-

200 9% non-cummulative redeemable preference shares
   of Rs.100/- each, Rs.10/- paid-up                      Rs.       2,000/-
                                                          ---------------
   Total:                                                 Rs.17,68,62,000/-
                                                          ===============

          The Transferor Company on 26th February 1996, redeemed the 200 9% non-cummulative preference shares. As on 31st March 1996, the authorised share capital of the Transferor Company remained the same and its issued, subscribed and paid-up capital of the Transferor Company was as under:

1,85,00,200 equity shares of Rs.10/- each fully paid-up   Rs.18,50,02,000/-
Less: Unpaid allotment money                              Rs.    8,82,400/-
                                                          ---------------
   Total                                                  Rs.18,41,19,600/-
                                                          ===============

          The Tansferor Company will recover unpaid allotment money in respect of the concerned shares which are not fully paid-up. As and when these calls are recovered such equity shares shall stand fully paid-up. Nothing herein contained shall prejudice the rights of the Transferor Company in relation to forfeiture of the said shares or any other rights or remedies in respect of such shares.

     (b) As on 30th June 1995, the authorised share capital of the transferee Company was Rs.75,00,00,000/- (Rupees Seventy-five Crores only) divided into 7,50,00,000 equity shares of Rs.10/- each, and its issued, subscribed and paid up capital was as under:

4,09,99,599 equity shares of Rs.10/- each fully paid-up   Rs.40,99,95,990/-
Less: Unpaid allotment money and calls in arrear          Rs.   69,98,000/-
                                                          ---------------
   Total                                                  Rs.40,29,97,990/-
                                                          ===============

          As on 31st March 1996, the authorised share capital of the Transferee Company was Rs.110,00,00,000/- (Rupees one hundred and ten crores only) divided into 6,00,00,000/- equity shares of Rs.10/- each and 5,00,00,000/- preference shares of Rs.10/- each and its issued, subscribed and called-up capital was as under:

4,10,00,396 equity shares of Rs.10/- each
   (called-up amount Rs.10/-per share)                     Rs.41,00,03,960/-
31,77,928 equity shares of Rs.10/- each (called-up
   amount Rs.5/- per share)                                Rs. 1,58,89,640/-
                                                           ---------------
                                                           Rs.42,58,93,600/-

1,00,00,000 13% redeemable preference shares of
   Rs.10/- each fully paid-up                              Rs.10,00,00,000/-
                                                           ---------------
   Total                                                   Rs.52,58,93,600/-
                                                           ===============

          The Transferee Company will recover unpaid allotment money and calls-in-arrear in respect of the concerned shares which are not fully paid-up. As and when these calls are recovered such equity shares shall stand fully paid-up. Nothing herein contained shall prejudice the rights of the Transferee Company in relation to forfeiture of the said shares or any other rights or remedies in respect of such shares.

12.  ISSUE OF SHARES

     (i) Upon this Scheme becoming operative, in consideration of the transfer of and vesting of the undertaking and property of the Transferor Company in the Transferee Company, in terms of this Scheme, the Transferee Company shall, without any further application or deed, issue and allot to every member of the Transferor Company (other than the Transferee Company), holding fully paid-up equity shares in the Transferor Company and whose names appear in the Register of members of the Transferor Company on such date (hereinafter called "the Record Date") as the Board of Directors of the Transferee Company will determine, his/her heirs, executors, administrators or the successors-in-title, as the case may be, in respect of every 4 (four) Equity Shares of the face value of Rs.10/- each fully paid-up held by him/her/it in the Transferor Company 1 (One) Equity Share of the face value of Rs.10/- of the Transferee Company (hereinafter referred to as "the new Equity Shares") credited as fully paid-up with rights attached thereto as hereinafter mentioned;

     (ii) The new Equity Shares to be issued and allotted pursuant to sub-clause
          (i) hereof shall in all respects, rank pari passu with the existing equity shares of the Transferee Company including proportionate entitlement to dividend on such new Equity Shares from the date of allotment thereof in respect of dividend declared after the Effective Date.

     (iii) The new Equity Shares to be issued and allotted in terms hereof will be subject to the memorandum and Articles of Association of the Transferee Company;

     (iv) No allotment of new Equity Shares shall be made in respect of the Equity Shares held by the Transferee Company in the share capital of the Transferor Company and upon the Scheme becoming operative, the Transferee Company's holding of 74,67,700 equity shares of Rs. 10/- each fully paid-up in the share capital of the Transferor Company shall stand cancelled;

     (v) Upon the Scheme becoming operative, all the shareholders of the Transferor Company, if so required by the Transferee Company by notice in this behalf, shall surrender their Certificates representing equity shares of the transferor Company, according to their respective entitlements, to the Transferor Company, according to their respective entitlements, to the Transferee Company for cancellation thereof. Notwithstanding the foregoing, upon the new Equity Shares being issued and allotted, as aforesaid, the Share Certificates in respect of the equity shares held in the Transferor Company shall be deemed to have been automatically cancelled and of no effect and the Transferee Company instead of requiring surrender of such certificates may directly issue and despatch new Certificates in respect of the new Equity Shares issued and allotted by the Transferee Company.

     (vi) The Transferee Company shall be entitled to declare and pay dividend to its shareholders for any Financial Year or any period prior to the Effective Date;

     (vii) No fractional Shares shall be issued by the Transferee Company in respect of the fractional entitlements, if any, to which the shareholders of the Transferor Company may be entitled on issue and allotment of the new Equity Shares of the Transferee Company. The Directors of the Transferee Company shall consolidate all such fractional entitlements, if any, to which the members of the Transferor Company may be entitled on issue and allotment of the new Equity Shares as aforesaid and thereupon issue and allot equity shares in lieu thereof to a Director of officer of the Transferee Company on the express understanding that such Director or officer to whom such equity shares are allotted shall sell the same in the market at the best available price and pay to the Transferee Company the net sale proceeds thereof, whereon the Transferee Company shall distribute such net sale proceeds to the members of the Transferor Company in proportion to their fractional entitlements.

     (viii) For the purpose aforesaid, the Transferee Company shall, if and to the extent required, apply for and obtain any approvals including that of Reserve Bank of India and other concerned regulatory authorities for the issue and allotment by the Transferee Company of equity shares to the members of the Transferor Company and to pay the proportionate net sale proceeds of fractional entitlements, if any, as provided hereinabove.

13.  PARTLY PAID-UP SHARES OF TRANSFEROR COMPANY

     The unpaid allotment money or calls in arrear in respect of the shares issued by the Transferor Company shall, upon the Scheme becoming effective, continue to be outstanding obligations from the respective members of Transferor Company to the full extent of the entire amount in arrears together with any interest which is payable thereon in accordance with the provisions of the Articles of Association of the Transferee Company as if they were the Articles of the Association of the Transferor Company. The Transferee Company shall be entitled to reserve the allotment in respect of such shares and/or keep in abeyance the issuance of such shares certificates in the Transferee Company to be allotted and issued in lieu of such shares in the Transferor Company. During the period that such shares are so kept in abeyance as aforesaid, the holder of such shares in the Transferor Company shall not be registered as a member of the Transferee Company shall not be regarded as a member of the Transferee Company in any respect and consequently shall not be entitled to any dividends, rights, bonus or other benefits declared or paid during the period prior to such holder becoming a member of the Transferee Company in respect of such shares. For the removal of doubts it is clarified that the Transferee Company shall also be entitled to forfeit such shares in respect of which such allotment money is unpaid or calls are in arrear in accordance with the provisions of the Articles of Association of the Transferee Company as if they were the Articles of Association of the Transferor Company.

14.  STAFF, WORKMEN AND EMPLOYEES

     (i) On the Scheme becoming operative, all staff, workmen and employees of the Transferor Company in service on the Effective Date shall be deemed to have become staff, workmen and employees of the Transferee Company with effect from the Appointed Date without any break in their service and on the basis of continuity of service and the terms and conditions of their employment with the Transferee Company shall not be less favourable than those applicable to them with reference to the Transferor Company on the Effective Date.

     (ii) It is expressly provided that, on the Scheme becoming effective, the Provident Fund, Gratuity Fund, Superannuation Fund or any other Special Fund created or existing for the benefit of the staff, workmen and employee of the Transferor Company shall be transferred to and form part of the corresponding funds of the Transferee Company and the Transferee Company shall stand substituted for the Transferor Company for all purpose whatsoever in relation to the administration or operation of such Fund or Funds or in relation to the obligation to make contributions to the said Fund or Funds in accordance with the provisions thereof as per the terms provided in the respective Trust Deeds, if any, to the end and intent that all rights, duties, powers and obligations of the Transferor Company in relation to such Fund or Funds shall become those of the Transferee Company. It is clarified that the services of the staff, workmen and employee of the Transferor Company will be treated as having been continuous for the purpose of the said Fund or Funds.

15.  AMENDMENT OF MEMORANDUM OF ASSOCIATION

     For the avoidance of doubts, with effect from the Appointed to enable the Transferee Company to carry on the business of the Transferor Company, the Memorandum of Association of the Transferee Company shall stand altered and amended by insertion of the following new Clauses as Clauses 3 and 4 in
     Part III (A) of its Memorandum of Association:

     "3. To carry on all or any of the business of ferrous and non-ferrous metals and mining, refining and preparing for market ores, minerals metals and substances of every kind and description and processing them and trading in them and their products and by-products.

     4. To carry on the manufacture, trade, sale, import, export of all kinds of telecommunication cables, jelly filled cables, dry core cables, coaxiable, optic fibre, cables, switch board cables, jumpar wires, telephone handset cords and other suitable alike cables and wires."

16.  APPLICATION TO HIGH COURT

     (a) The Transferor Company and the Transferee Company shall, with all reasonable despatch, make applications to the High Court at Mumbai under Section 391 of the Act, seeking orders for dispensing with or convening, holding and conducting of the meetings of the respective classes of the members and/or creditors of each of the Transferor Company and the Transferee Company as may be directed by the Hon'ble High Court;

     (b) On the Scheme being agreed to by the requisite majorities of the classes of the members and/or creditors of the Transferor Company and the Transferee Company as directed by the Hon'ble High Court at Mumbai, the Transferor Company and the Transferee Company shall, with all reasonable despatch, apply to the High Court at Mumbai for sanctioning the Scheme of Amalgamation under Sections 391 and 394 of the Act, and for such other order or orders, at the Hon'ble Court may deem fit for carrying this Scheme into effect for dissolution of the Transferor Company without winding-up.

17.  INCREASE OF ISSUED CAPITAL

     Upon this Scheme becoming operative and subject to such consents as may be necessary and subject to the provisions of the Act, the issued, subscribed and paid-up capital of the Transferee Company shall stand increased to about Rs.46,93,64,490/- (Rupees forty-six crores ninety-three lakhs sixty-four thousand four hundred and ninety only) divided into 4,69,36,449 equity shares of Rs.10/- (Rupees Ten) each.

18.  SCHEME CONDITIONAL UPON

     This Scheme is conditional upon and subject to:

     (a) Any requisite consent, approval or permission of the Central Government or any other statutory or regulatory authority (including Reserve Bank of India), which by law may be necessary for the implementation of this Scheme;

     (b) Approval by the requisite majorities of the classes of persons of the two Companies as directed by Hon'ble High Court at Mumbai under
          Section 391 of the Act;

     (c) The Resolutions, if any, as may be required in connection with or in relation to the Scheme, being passed by the members of the Transferee Company under all applicable provisions, if any, of the Act;

     (d) All Court sanctions and orders as are legally necessary or required under the Act;

     being obtained or passed before the 1st day of January 1997 or within such further period or periods as may be agreed upon between the Board of Directors of the Transferor Company and the Board of Directors of the Transferee Company and which the respective Boards of Directors are hereby authorised to agree to and extend from time to time. In the event of any such consents, approvals, permissions, resolutions, agreements, sanctions or orders not being so obtained or passed, this Scheme shall become null and void and in that event no rights and liabilities whatsoever shall accrue to or be incurred inter-se by the Transferor Company and the Transferee Company or their respective shareholders or creditors or employees or any other person save and except in respect of any act or deed done prior thereto as is contemplated hereunder or as to any right, liability or obligation which has arisen or accrued pursuant thereto and which shall be governed and be preserved or worked out in accordance with the applicable law and in such case, each Company shall bear its own cost, unless otherwise mutually agreed.

19.  COSTS, CHARGES AND EXPENSES

     All costs, charges, taxes including duties, levies and all other expenses, if any (save as expressly otherwise agreed) of the Transferor Company and the Transferee Company arising out of or incurred in carrying out and implementing this Scheme and matters incidental thereto shall be borne and paid by the Transferee Company.

20.  MODIFICATION OR AMENDMENT

     The Transferor Company (by its Directors) and the Transferee Company (by its Directors) may assent to any modification(s) or amendment(s) in this Scheme which the Court and/or any other authorities may deem fit to direct or impose or which may otherwise be considered necessary or desirable for setting any question or doubt or difficulty that may arise for implementing and/or carrying out the Scheme and the Transferor Company (by its Directors) and the Transferee Company (by its Directors) and after the dissolution of the Transferor Company, the Transferee Company (by its Directors) be and are hereby authorised to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to give effect to this Scheme and to resolve any doubts, difficulties or questions whether by reason of any orders of the Court or of any directive or orders of any other authorities or otherwise howsoever arising out of, under or by virtue of this Scheme and/or any matters concerning or connected therewith.

                                        IN THE HIGH COURT OF JUDICATURE AT
                                        BOMBAY

                                        ORDINARY ORIGINAL CIVIL JURISDICTION

                                        COMPANY PETITION NO. 446 OF 1996

                                        CONNECTED WITH

                                        COMPANY APPLICATION NO.436 OF 1996

                                        In the matter of the Sections 391 and
                                        394 of the Companies Act, 1956;

                                        And

                                        In the matter of the Scheme of
                                        Amalgamation of Sterlite Communications
                                        Limited with Sterlite Industries (India)
                                        Limited.

                                        Sterlite Industries (India) Limited.
                                        Petitioner.

                                        CERTIFIED COPY OF

                                        ORDER SANCTIONING SCHEME OF AMALGAMATION
                                        OF STERLITE COMMUNICATIONS LIMITED WITH
                                        STERLITE INDUSTRIES (INDIA)LIMITED

                                        Dated this 7th day of November,1996

                                        Messrs. Kanga and Company,
                                        Advocates & Solicitors.

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY

                      ORDINARY ORIGINAL CIVIL JURISDICTION

                        COMPANY PETITION NO. 595 OF 2000

                                 CONNECTED WITH

                       COMPANY APPLICATION NO. 257 OF 2000

                                        In the matter of Sections 391 and 394 of the Companies Act, 1956;

                                        AND

                                        In the matter of the Scheme of
                                        Arrangement between Sterlite Industries
                                        (India) Limited and Sterlite Telecom
                                        Systems Limited.

Sterlite Industries (India) Limited, )
the Transferor herein, a company     )
incorporated under the Companies     )
Act, 1956 having its Registered      )
Office at B-10/4, Waluj M.I.D.C.     )
Industrial Area, Waluj,              )
District Aurangabad - 431 133.       )..Petitioner

                                        Coram:Smt. K. K. Baam J.

                                        Dated: 2nd August, 2000

     UPON the Petition of Sterlite Industries (India) Limited, the Petitioner Company abovenamed presented to this Hon'ble Court on 27th June 2000 for sanction of the arrangement embodied in the Scheme of Arrangement between Sterlite Industries (India) Limited (hereinafter referred to as the "Transferor Company" or the "Petitioner Company"), and Sterlite Telecom Systems Limited (hereinafter referred to as the "Transferee Company") and for other consequential reliefs as mentioned in the Petition and the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the affidavit of Shri Narayan Shankar, Deputy Company Secretary of the Transferor Company solemnly affirmed on the 27th day of June, 2000 verifying the said Petition AND UPON READING the Affidavit of Shri Narayan Shankar dated 17th day of July, 2000 proving publication of the notice of the date of hearing of the Petition in the issue of "Free Press Journal", dated 7th July, 2000, "Navshakti" dated 7th July, 2000, "Lokmat Times" in English dated 7th July, 2000 and "Lokmat" in Marathi dated 8th July, 2000 AND UPON READING the Order dated the 2nd day of May 2000 read with further Order dated the 4th day of May 2000 made by this Hon'ble Court in Company Application No.257 of 2000, whereby the Transferor Company was ordered to convene separate meetings of the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company for the purpose of considering and if thought fit, approving, with or without modifications, the arrangement embodied in the proposed Scheme of arrangement between the Transferor Company and the Transferee Company AND UPON READING the Affidavit of Shri Navin Agarwal, Chairman appointed for the said meetings of Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company solemnly affirmed on the 30th day of May 2000 proving publication of the notices convening the said meetings of Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company in the issue of "Free Press Journal" in English dated 17th May 2000, "Navshakti" in Marathi dated 18th May 2000, "Lokmat Times" in English dated 18th May 2000 and "Lokmat" in Marathi dated 19th May, 2000 and also proving service of notice convening the said meetings upon individual Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company AND UPON READING the Report dated the 23rd day of June 2000 of Shri Navin Agarwal, Chairman of the said meeting of the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company as to the result of the said meetings AND UPON READING the Affidavit of Shri Navin Agarwal solemnly affirmed on the 23rd day of June 2000 verifying the said Report AND IT APPEARS from the said Report of the Chairman of the meeting of the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company that the arrangement embodied in the proposed Scheme or Arrangement between the Transferor Company and the Transferee Company has been approved by a majority in number representing more than three-fourth in value of each of the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders and Unsecured Creditors of the Transferor Company present and voting in person or by authorised representative, or by proxy AND UPON HEARING Shri Virag Tulzapurkar, Counsel, instructed by M/s. Kanga and Company, Advocates for the Transferor Company, Shri R. P. Singh Company Prosecutor for the Regional Director, Department of Company Affairs, Maharashtra, Mumbai, who appears in pursuance to the notice dated 1st July, 2000 and submits to the order of the Court and no other person or persons entitled to appear at the hearing of the said Petition appearing this day either in support of the said Petition or to show cause against the same AND UPON HEARING the Counsel appearing for the Petitioner Company who applies for the amendment of the Petition and apart of the Scheme of arrangement to take into account the value of the Shares of the Transferor Company if the Petitioner files a Petition for reduction of Share Capital and the same is allowed THIS COURT DOTH HEREBY SANCTION the arrangement embodied in the Scheme of Arrangement between Sterlite Industries (India) Limited, the Transferor Company and Sterlite Telecom Systems

Limited, the Transferee Company as set forth in Exhibit "G" to the said Petition and also in the Schedule hereto annexed AND THIS COURT DOTH DECLARE the same to be binding on all the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company, the Equity Shareholders of the Transferee Company and on the Transferor Company and the Transferee Company AND THIS COURT DOTH ORDER that with effect from the 1st day of July, 2000 (hereinafter called the "Appointed Date") the whole of the undertaking of the Telecom Division of the Transferor Company specified in Clause 1.7 of the Scheme of Arrangement shall under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to and vested in the Transferee Company in the manner specified in Clause 3 of the Scheme of Arrangement so as to become the property of the Transferee Company but subject nevertheless to all charges, if any, affecting the same AND THIS COURT DOTH FURTHER ORDER that with effect from the Appointed Date, all debts, liabilities, duties and obligations of every kind, nature and description of the Transferor Company relating only to its Telecom Division shall under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to the Transferee Company so as to became the debts, liabilities, duties and obligations of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that all legal proceedings pending by or against the Transferor Company relating only to its Telecom Division shall be continued and enforced by or against the Transferee Company AND THIS COURT DOTH FURTHER ORDER THAT in consideration of the transfer and vesting of the undertaking of the Telecom Division of the Transferor Company in the Transferee Company, every member of the Transferor Company whose names appear in the Register of Members of the Transferor Company on such date (hereinafter referred to as the "Record Date") as the Board of Directors of the Transferee Company shall determine, his/her/it heirs, executors, administrators or successors-in-title shall in respect of every 1 (one) equity share of the face value of Rs.10/- each credited as fully paid-up or as the case may be, 1
(one) equity share of the face value of Rs.5/- each credited as fully paid-up, if the reduction of the share capital of the Transferor Company is allowed, held by him/her/it in the Transferor Company be entitled, as of right, to be issued, allotted and to receive from the Transferee Company without any further application or deed, 1 (one) equity share of the face value of Rs.5/- credited as fully paid-up in the capital of the Transferee Company AND THIS COURT DOTH FURTHER ORDER THAT in consideration of the transfer and vesting of the undertaking of the Telecom Division of the Transferor Company in the Transferee Company, every debentureholder of the Transferor Company whose debentures are to be transferred to the Transferee Company pursuant to the Scheme of Arrangement and names appear in the Register of Debentureholders of the Transferor Company on such date (hereinafter referred to as the "Record Date") as the Board of Directors of the Transferee Company shall determine, his/her/it heirs, executors, administrators or successors-in-title shall in respect of every 1
(one) debenture held by him/her/it in the Transferor Company be entitled, as of right, to be issued, allotted and to receive from the Transferee Company without any further application or deed, 1 (one) debenture of equal face value of the Transferee Company on the same terms and conditions AND THIS COURT DOTH FURTHER ORDER that the Transferor Company do within thirty days after the date of the sealing of the Order, cause a certified copy of the Order to be delivered to the Registrar of Companies, Maharashtra, Mumbai for registration and on such certified copy of the Order being so delivered, the Registrar of Companies, Maharashtra, Mumbai, shall place all documents relating to the Telecom Division of the Transferor Company and registered with him, on the file kept by him in relation to the Transferee Company and the files relating to the Telecom Division of the Transferor Company and the Transferee Company shall be consolidated accordingly AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the Scheme of Arrangement sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon'ble Court in the above matter for any directions that may be necessary in regard to the working of the arrangement embodied in the Scheme of Arrangement sanctioned herein and set forth in the Schedule hereto AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs.1000/- (Rupees One Thousand only) to the Regional Director, Department of Company Affairs, Maharashtra, Mumbai towards the costs of the said Petition WITNESS SHRI BISHESHWAR PRASAD SINGH, the Chief Justice at Bombay aforesaid this 2nd day of August, 2000.

                                        By the Court


                                        "SIGNED"
                                        -------------------------------------
                                        For Prothonotary and Senior Master

Order Sanctioning the Scheme         )
of Arrangement under Section 391     )
and 394 of the Companies Act, 1956   )
drawn on the application of          )
M/s. Kanga and Company, Advocates    )
for the Petitioner Company           )
having their Office at               )
Readymoney Mansion, 43, Veer         )
Nariman Road, Mumbai-400001.         )

               SCHEDULE

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY
                      ORDINARY ORIGINAL CIVIL JURISDICTION
                        COMPANY PETITION NO. 596 OF 2000
                                 CONNECTED WITH
                       COMPANY APPLICATION NO. 258 OF 2000

                                        In the matter of Sections 391 and 394 of the Companies Act, 1956;

                                        AND

                                        In the matter of the Scheme of
                                        Arrangement between Sterlite Industries
                                        (India) Limited and Sterlite Telecom
                                        Systems Limited.

Sterlite Telecom Systems Limited,   )
the Transferee herein, a company    )
incorporated under the Companies    )
Act, 1956 having its Registered     )
Office at E-1, Waluj M.I.D.C        )
Industrial Area, Waluj              )
District Aurangabad - 431 133.      ).. Petitioner

                                        Coram: Smt, K.K. Baam J.

                                        Dated: 2nd August, 2000

     UPON the Petition of Sterlite Telecom Systems Limited, the Petitioner Company abovenamed presented to this Hon'ble Court on 27th June, 2000 for sanction of the arrangement embodied in the Scheme of Arrangement between Sterlite Industries (India) Limited the Transferor Company (hereinafter referred to as the "Transferor Company" and Sterlite Telecom Systems Limited (hereinafter referred to as the "Transferee Company" or the "Petitioner Company") and for other consequential reliefs as mentioned in the Petition and the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the affidavit of Shri Narayan Raman, Authorised Signatory of the Transferee Company solemnly affirmed on the 27th day of June, 2000 verifying the said Petition AND UPON READING the Affidavit of Shri Narayan Raman dated 17th day of July, 2000 proving publication of the notice of the date of hearing of the Petition in the issue of "Free Press Journal", dated 7th July, 2000, "Navshakti" dated 7th July, 2000, "Lokmat Times" in English dated 8th July, 2000 and "Lokmat" in Marathi dated 7th July, 2000 AND UPON READING the Order dated the 2nd day of May 2000 made by this Hon'ble Court in Company Application No. 258 of 2000, whereby of the meeting of the Equity Shareholders of the Transferee Company for the purpose of considering and if thought fit, approving with or without modifications, the arrangement embodied in the proposed Scheme of Arrangement between the Transferor Company and the Transferee Company was dispensed with in view of the consent in writing given by the Equity Shareholders of the Transferee Company which are annexed as Exhibits E-1 to E-7 to the Affidavit in Support of the Company Application No. 258 of 2000 and the meeting of Creditors was also dispensed with in view of the Transferee Company having no Creditors AND UPON HEARING Shri Virag Tulzapurkar, Counsel, instructed by M/s. Kanga and Company, Advocates for the Transferor Company, Shri R. P. Singh Company Prosecutor for the Regional Director, Department of Company Affairs, Maharashtra, Mumbai, who appears in pursuance to the notice dated 1st July, 2000 and submits to the order of the Court and no other person or persons entitled to appear at the hearing of the said Petition appearing this day either in support of the said Petition or to show cause against the same AND UPON HEARING the Counsel appearing for the Petitioner Company who applies for the amendment of the Petition and a part of the Scheme of Arrangement to take into account the value of the shares of the Transferor Company if the Petitioner files a Petition for reduction of share capital and the same is allowed THIS COURT DOTH HEREBY SANCTION the arrangement embodied in the Scheme of Arrangement between Sterlite Industries (India) Limited, the Transferor Company and Sterlite Telecom Systems Limited, the Transferee Company as set forth in Exhibit "F" to the said Petition and also in the Schedule hereto annexed AND THIS COURT DOTH DECLARE the same to be binding on all the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Transferor Company, the Equity Shareholders of the Transferee Company and on the Transferor Company and the Transferee Company AND COURT DOTH ORDER that with effect from the 1st day of July, 2000 (hereinafter called the "Appointed Date") the whole of the undertaking of the Telecom Division of the Transferor Company specified in Clause 1.7 of the Scheme of Arrangement shall under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to and vested in the Transferee Company in the manner specified in Clause 3 of the Scheme of Arrangement so as to become the property of the Transferee Company but subject nevertheless to all charges, if any, affecting the same AND THIS COURT DOTH FURTHER ORDER that with effect from the Appointed Date, all debts, liabilities, duties, and obligations of every kind, nature and description of the Transferor Company relating only to its Telecom Division shall under the provisions of Sections 391 and 394 of the Companies Act, 1956, without any further act or deed, be transferred to the Transferee Company so as to became the debts, liabilities, duties and obligations of the Transferee Company AND THIS COURT DOTH FURTHER ORDER that all legal proceedings pending by or against the Transferor Company relating only to its Telecom Division shall be continued and enforced by or against the Transferee Company AND THIS COURT DOTH FURTHER ORDER THAT in consideration of the transfer and vesting of the undertaking of the Telecom Division of the Transferor Company in the Transferee Company, every member of the Transferor Company whose names appear in the Register of Members of the Transferor Company on such date (hereinafter referred to as the "Record Date") as the Board of Directors of the Transferee Company shall determine, his/her/it heirs, executors, administrators or successors-in-title shall in respect of every 1 (one) equity share of the face value of Rs.10/- each credited as fully paid-up or as the case may be, 1 (one) equity share of the face value of Rs.5/- each credited as fully paid-up, if the reduction of the share capital of the Transferor Company is allowed, held by him/her/it in the Transferor Company be entitled, as of right, to be issued, allotted and to receive from the Transferee Company without any further application or deed, 1 (one) equity share of the face value of Rs.5/- credited as fully paid-up in the capital of the Transferee Company AND THIS COURT DOTH FURTHER ORDER THAT in consideration of the transfer and vesting of the undertaking of the Telecom Division of the Transferor Company in the Transferee Company, every debentureholder of the Transferor Company whose debentures are to be transferred to the Transferee Company pursuant to the Scheme of Arrangement and names appear in the Register of Debentureholders of the Transferor Company on such date (hereinafter referred to as the "Record Date") as the Board of Directors of the Transferee Company shall determine, his/her/it heirs, executors, administrators or successors-in-title shall in respect of every 1
(one) debenture held by him/her/it in the Transferor Company be entitled, as of right, to be issued, allotted and to receive from the Transferee Company without any further application or deed, 1 (one) debenture of equal face value of the Transferee Company on the same terms and conditions AND THIS COURT DOTH FURTHER ORDER that the Transferee Company do within thirty days after the date of the sealing of the Order, cause a certified copy of the Order to be delivered to the Registrar of Companies, Maharashtra, Mumbai for registration and on such certified copy of the Order being so delivered, the Registrar of Companies, Maharashtra, Mumbai, shall place all documents relating to the Telecom Division of the Transferor Company and register with him, on the file kept by him in relation to the Transferee Company and the files relating to the Telecom Division of the Transferor Company and the Transferee Company shall be consolidated accordingly AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the Scheme of Arrangement sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon'ble Court in the above matter for any directions that may be necessary in regard to the working of the arrangement embodied in the Scheme of Arrangement sanctioned herein and set forth in the Schedule hereto AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs.1000/- (Rupees One Thousand only) to the Regional Director, Department of Company Affairs, Maharashtra, Mumbai towards the costs of the said Petition WITNESS SHRI BISHESHWAR PRASAD SINGH, the Chief Justice at Bombay aforesaid this 2nd day of August, 2000.

                                        By the Court,


                                        "SIGNED"
                                        ----------------------------------------
                                        For Prothonotary and Senior Master

Order Sanctioning the Scheme        )
of Arrangement under Section 391    )
and 394 of the Companies Act, 1956  )
drawn on the application of         )
M/s. Kanga and Company, Advocates   )
for the Petitioner Company          )
having their Office at              )
Readymoney Mansion, 43, Veer        )
Nariman Road, Mumbai-400001.        )

               SCHEDULE

                                    SCHEDULE

                              SCHEME OF ARRANGEMENT

                                    (Amended)

                                     between

                STERLITE INDUSTRIES (INDIA) LIMITED ("STERLITE")

                                       and

                 STERLITE TELECOM SYSTEMS LIMITED ("TELECOMCO")

             under Sections 391 and 394 of the Companies Act, 1956.

1.   DEFINITIONS

     In this Scheme, unless repugnant to the context or meaning thereof, the following expressions shall have the following meanings:

     1.1  "Act" means the Companies Act, 1956.

     1.2 "Appointed Date" means the 1st day of July, 2000 or such other date as may be approved by the High Court of Judicature at Bombay.

     1.3 "Effective Date" means the later of the dates on which certified copies of the Orders of the High Court of Judicature at Bombay under Sections 391 and 394 of the Act sanctioning this Scheme is filed with the Registrar of Companies, Maharashtra at Mumbai.

     1.4 "GDRs" means global depository receipts issued pursuant to the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (through Depository Receipts Mechanism) Scheme, 1993 and other applicable law, and shall include the underlying equity shares.

     1.5 "Sterlite" means Sterlite Industries (India) Limited, a company incorporated under the Act having its Registered Office at B-10/4, Waluj MIDC Industrial Area, Waluj, Aurangabad 431 133.

     1.6 "TelecomCo" means Sterlite Telecom Systems Limited, a company incorporated under the Act having its Registered Office at E-1, MIDC Industrial Area, Waluj, Dist. Aurangabad 431 133.

     1.7 "Telecom Division" means whole of the optical fibre business, the optical fibre cable business and jelly filled telecom cable business of Sterlite and includes:

          1.7.1 All assets and liabilities of Sterlite pertaining to the Telecom Division as on the Appointed Date.

          1.7.2 Without prejudice to the generality of the provisions of sub-clause 1.7.1 above, the Telecom Division shall include -

               (a) The whole of the undertaking of the Telecom Division of Sterlite, defined in Clause 1.7, as a going concern, including all debts, liabilities, duties and obligations and all the assets and properties, whether moveable or immoveable, real or personal, in possession or reversion, corporeal or incorporeal, tangible or intangible, present or contingent and including but without being limited to Land and Building (as specified in the Schedule to this Scheme), all fixed and moveable plant and machinery, vehicles, fixed assets, work in progress, current assets, investments, reserves, provisions, funds, quota rights, import quotas, licences, registrations, copyrights, patents, trade names, trade marks and other industrial rights and licences in respect of the Telecom Division, applications for copyrights, patents, trade names, trade marks, leases, licences, tenancy rights, premises, ownership flats, hire purchase and lease arrangements, computers, office equipment, telephones, telexes, facsimile connections, communication facilities, equipment and installations and utilities, electricity, water and other service connections, benefits of agreements, contracts and arrangements, privileges, liberties, advantages, casements and all the right, title, interest, goodwill, benefit and advantage, deposits, reserves, provisions, advances, receivables, funds, cash, bank balances, accounts and all other rights, claims and powers, of whatsoever nature and wheresoever situate belonging to or in the possession of or granted in favour of or enjoyed by Sterlite in connection with or pertaining or relatable to the Telecom Division, as on the Appointed Date and all earnest money and/or deposits including security deposits paid by Sterlite in connection with or relating to the Telecom Division, as on the Appointed Date;

               (b) 10,000,000 equity shares of Rs.10 each held by Sterlite in Sterlite Telecom Limited, a subsidiary of Sterlite;

               (c) 5,000,000 preference shares of Rs.10 each held by Sterlite in Sterlite Telecom Limited a subsidiary of Sterlite;

               (d) All equity shares, preference shares and investments held by Sterlite in Sterlite Telelinks Limited, Sterlite Telecables Limited.

          1.7.3 For the purpose of this Scheme, it is clarified that liabilities pertaining to the Telecom Division include:

               (a) the liabilities which arise out of the activities or operations of the Telecom Division;

               (b) specific loans and borrowings (including debentures, if any) raised, incurred and utilised solely for the activities or operation of the Telecom Division;

               (c) liabilities (including debentures, if any) other than those referred to in Sub-Clauses (a) and (b) above, being the amounts of general or multipurpose borrowings of Sterlite, allocated to the Telecom Division in the same proportion in which the value of the assets (ignoring the revalued amount) transferred under this Scheme bear to the total value of the assets of Sterlite immediately before giving effect to this Scheme.

          1.7.4 All permanent employees of Sterlite engaged in or in relation to the Telecom Division as on the Effective Date.

          1.7.5 Any question that may arise as to whether a specific asset or liability pertains or does not pertain to the Telecom Division or whether it arises out of the activities or operations of Telecom Division shall be decided by mutual agreement between the Board of Directors of Sterlite and the Board of Directors of TelecomCo.

2.   DATE OF TAKING EFFECT AND OPERATIVE DATE

     The Scheme set out herein in its present form or with any modification(s) approved or imposed or directed by the High Court of Judicature at Bombay shall be effective from the Appointed Date but shall be operative from the Effective Date.

3.   TRANSFER OF UNDERTAKING

     The whole of the undertaking of the Telecom Division of Sterlite, as defined in Clause 1.7, as a going concern, shall be transferred to and vested in or be deemed to be transferred to and vested in TelecomCo in the following manner.

     (a) With effect from the Appointed Date the whole of the undertaking and properties, as aforesaid, of the Telecom Division, except for the portions specified in sub-clauses (b) and (c) below, of whatsoever nature and wheresoever situated and incapable of passing by manual delivery, shall, under the provisions of Sections 391 and 394 and all other applicable provisions, if any, of the Act, without any further act or deed, be transferred to and vested in and/or be deemed to be transferred to and vested in TelecomCo so as to vest in TelecomCo all the right, title and interest of Sterlite therein;

     (b) All the moveable assets including cash in hand, if any, of Sterlite pertaining or relatable to its Telecom Division, capable of passing by manual delivery or by endorsement and delivery shall be so delivered or endorsed and delivered, as the case may be, to TelecomCo to the end and intent that the property therein passes to TelecomCo, on such delivery or endorsement and delivery. Such delivery and transfer shall be made on a date mutually agreed upon between the Board of Directors of Sterlite and the Board of Directors of TelecomCo within thirty days from the Effective Date;

     (c) In respect of moveables other than those specified in sub-clause (b) above, including sundry debtors, outstanding loans and advances, if any, recoverable in cash or in kind or for value to be received, bank balances and deposits, if any, with Government, Semi-Government, local and other authorities and bodies, customers and other persons, the following modus operandi shall to the extent possible be followed:

          (i) TelecomCo shall give notice in such form is it may deem fit and proper, to each person, debtor or depositee as the case may be, that pursuant to the High Court of Judicature at Bombay having sanctioned the arrangement between Sterlite, TelecomCo and their respective members under Sections 391 and 394 or the Act, the said debt, loan, advance or deposit be paid or made good or held on account of TelecomCo as the person entitled thereto to the end and intent that the right of Sterlite to recover or realise the same stands extinguished and that appropriate entry should be passed in its books to record the aforesaid change;

          (ii) Sterlite shall also give notice in such form as it may deem fit and proper to each person, debtor or depositee that pursuant to the High Court of Judicature at Bombay having sanctioned the arrangement between Sterlite, TelecomCo, and their respective members under Sections 391 and 394 of the Act, the said debt, loan, advance or deposit be paid or made good or held on account of TelecomCo and that the right of Sterlite to recover or realise the same stands extinguished;

     (d) With effect from the Appointed Date, all debts, liabilities, contingent liabilities, duties and obligations of every kind, nature and description of Sterlite relatable to the Telecom Division shall also, under the provisions of Sections 391 and 394 of the Act, without any further act or deed, be transferred to or be deemed to be transferred to TelecomCo so as to become as from the Appointed Date the debts, liabilities, contingent liabilities, duties aid obligations of TelecomCo and it shall not be necessary to obtain the consent of any third party or other person who is a party to any contract or arrangement by virtue of which such debts, liabilities, contingent liabilities, duties and obligations have arisen, in order to give effect to the provisions of this Sub-Clause.

     (e) The transfer and vesting of the undertaking of the Telecom Division of Sterlite as aforesaid, shall be subject to the existing securities, charges and mortgages, if any subsisting, over or in respect of the property and assets or any part thereof relatable to the Telecom Division, Provided however, any reference in any security documents or arrangements (to which the Sterlite is a party) to the assets of the Telecom Division of Sterlite offered or agreed to be offered as security for any financial assistance or obligations, shall be construed as reference only to the assets pertaining to the undertaking of the Telecom Division of Sterlite as are vested in TelecomCo by virtue of the aforesaid Clauses, to the end and intent that such security, charge and mortgage shall not extend or be deemed to extend, to any of the assets of TelecomCo, unless specifically agreed to by TelecomCo with such secured creditors and subject to the consents and approvals of the existing secured creditors of TelecomCo, Provided Further that the securities, charges and mortgages (if any subsisting) over and in respect of the assets or any part thereof of TelecomCo shall continue with respect to such assets or part thereof and this Scheme shall not operate to enlarge such securities, charges or mortgages to the end and intent that such securities, charges and mortgages shall not extend or be deemed to extend, to any of the assets of the Telecom Division of Sterlite vested in TelecomCo under this Scheme unless specifically agreed to by TelecomCo with such secured creditors of TelecomCo and subject to the consents and approvals of the existing secured creditors of the Telecom Division of Sterlite Provided Also That this Scheme shall not operate to enlarge the security for any loan, deposit or facility created by the Telecom Division of Sterlite which shall vest in TelecomCo by virtue of this Scheme and TelecomCo shall not be obliged to create any or additional security therefor after the arrangement has become operative.

3A. Upon this Scheme becoming operative and subject to such permissions, consents, and approvals as may be necessary from all authorities and statutory bodies Sterlite TelecomCo do secure the repayment of US$ 81,000,000/- Floating Rate Notes due 5th June 2007 (the "Notes") of Sterlite in such manner as the Board of Directors of Sterlite/ TelecomCo deem appropriate including by way of a guarantee of TelecomCo favouring the holders of the Notes.

4.   ACCOUNTING TREATMENT

     4.1 TelecomCo shall, upon the arrangement becoming operative, record the assets and liabilities of the Telecom Division of Sterlite vested in it pursuant to this Scheme, at the respective book values thereof as appearing in the books of Sterlite at the close of business of the day immediately preceding the Appointed Date.

     4.2 TelecomCo shall credit to its Share Capital Account in its books of account the aggregate face value of the new shares Issued by it to the members of Sterlite pursuant to this Scheme.

     4.3 The excess, if any, of the value of the assets over the value of the liabilities of the Telecom Division of Sterlite vested in TelecomCo pursuant to this Scheme as recorded in the books of account of TelecomCo shall, after adjusting the aggregate face value of the new shares issued by TelecomCo to the members of Sterlite pursuant to this Scheme, be credited to the General Reserve account in the books of TelecomCo.

     4.4 The deficit, if any, in the value of the assets over the value of the liabilities of the Telecom Division of Sterlite vested in TelecomCo pursuant to this Scheme as recorded in the books of account of TelecomCo shall, after adjusting the aggregate face value of the new shares issued by TelecomCo to the members of Sterlite pursuant to this Scheme, be debited to the Goodwill account in the books of TelecomCo.

5.   BUSINESS AND PROPERTY IN TRUST FOR TELECOMCO

     5.1  As and from the Appointed Date and till the Effective Date:

          (a) Sterlite shall carry on and be deemed to have carried on its business and activities in relation to the Telecom Division and shall stand possessed of all assets and properties of the Telecom Division defined in Clause 1.7 and referred to in Clause 3 above, in trust for TelecomCo and shall account for the same to TelecomCo;

          (b) Any income or profit accruing or arising to Sterlite in relation to the Telecom Division and all costs, charges, expenses and losses incurred by Sterlite in relation to the Telecom Division shall for all purposes be treated as the income, profits, costs, charges, expenses and losses, as the case may be, of TelecomCo and shall be available to TelecomCo for being disposed off in any manner as it thinks fit, including declaration of dividend;

          (c) Sterlite shall not utilize the profits or income, if any, relating to the Telecom Division for the purposes of declaring or paying any dividend or for any other purpose in respect of the period falling on and after the Appointed Date, without the prior written consent of TelecomCo.

     5.2 With effect from the Appointed Date, all debts, liabilities, duties and obligations of the Telecom Division of Sterlite as on the close of business on the date preceding tile Appointing Date, whether or not provided in the books of the Telecom Division of Sterlite, and all liabilities which arise or accrue on or after the Appointed Date shall be deemed to be the debts, liabilities, duties and obligations of TelecomCo.

6.   CONDUCT OF BUSINESS

     6.1 As and from the date of acceptance of this Scheme by the Board of Directors of Sterlite and the Board of Directors of TelecomCo and till the Effective Date:

          (a) Sterlite shall carry on the business of the Telecom Division with reasonable diligence and in the same manner as it had been doing hithertofore and Sterlite shall not alter or expand the business of the Telecom Division except with the concurrence of TelecomCo;

          (b) Sterlite shall not, without the written concurrence of TelecomCo, alienate, charge or encumber any of its properties defined in Clause 1.7 and referred to in Clause 3 above except in the ordinary course of business or pursuant to any pre-existing obligation undertaken prior to the date of acceptance of the Scheme by the respective Boards of Directors of Sterlite and TelecomCo;

          (c) Sterlite shall not vary or alter, except in the ordinary course of its business, the terms and conditions of employment of any of its employees in relation to the Telecom Division;

          (d) Neither TelecomCo nor Sterlite shall alter its capital structure other than alterations pursuant to commitments, obligations or arrangements subsisting prior to the Appointed Date, either by fresh issue of shares or convertible securities (on a rights basis or by way of bonus shares or otherwise) or by any decrease, reduction, reclassification, sub-division, consolidation, re-organisation or in any other manner which may in any way affect the share exchange ratio prescribed hereunder, except by the consent of the Boards of Directors of both the Companies. It is hereby clarified that TelecomCo is hereby permitted to alter its share capital to give effect to the provisions of this Scheme or pursuant to any existing obligation of TelecomCo without the consent of the Board of Directors of Sterlite.

     6.2 With effect from the Effective Date, TelecomCo shall commence and carry on and shall be authorised to carry on the businesses carried on by the Telecom Division of Sterlite.

     6.3 TelecomCo shall be entitled, pending the sanction of the Scheme, to apply to the Central Government and all other agencies, departments and authorities concerned as are necessary under any law for such consents, approvals and sanctions which TelecomCo may require to own and carry on the business of the Telecom Division.

7.   LEGAL PROCEEDINGS

     7.1 All legal proceedings of whatsoever nature by or against Sterlite pending and/or arising at the Appointed Date and relating to the Telecom Division of Sterlite or its properties, assets, debts, liabilities, duties and obligations referred to in Clause 3, shall be continued and/or enforced until the Effective Date as desired by TelecomCo and as and from the Effective Date shall be continued and enforced by or against TelecomCo in the same manner and to the same extent as would or might have been continued and enforced by or against Sterlite. On and from the Effective Date, TelecomCo shall and may, if required, initiate any legal proceedings in relation to the Telecom Division in the name of Sterlite.

     7.2 After the Appointed Date, if any proceedings are taken against Sterlite in respect of the matters referred to in the Sub-Clause 7.1 above, it shall defend the same at the cost of TelecomCo and TelecomCo shall reimburse and indemnify Sterlite against all liabilities and obligations incurred by Sterlite in respect thereof.

     7.3 TelecomCo undertakes to have all legal or other proceedings initiated by or against Sterlite referred to in Clause 7.1 above transferred into its name and to have the same continued, prosecuted and enforced by or against the TelecomCo to the exclusion of Sterlite.

8.   CONTRACTS AND DEEDS

     Subject to the other provisions of this Scheme, all contracts, deeds, bonds, agreements and other instruments, if any, of whatsoever nature relating to the Telecom Division and to which Sterlite is party and subsisting or having effect on the Effective Date, shall be in full force and effect against or in favour of TelecomCo, as the case may be, and may be enforced by or against TelecomCo as fully and effectually as if, instead of Sterlite, TelecomCo had been a party thereto. TelecomCo shall enter into and/or issue and/or execute deeds, writings or confirmations or enter into any tripartite arrangements, confirmations or novations, to which Sterlite will, if necessary, also be party in order to give formal effect to the provisions of this Scheme, if so required or becomes necessary.

     TelecomCo shall be deemed to be authorised to execute any such deeds, writings or confirmations on behalf of Sterlite and to implement or carry out all formalities required on the part of Sterlite to give effect to the provisions of this Scheme.

9.   SAVING OF CONCLUDED TRANSACTIONS

     The transfer of properties and liabilities under Clause 3 above and the continuance of proceedings by or against TelecomCo under Clause 7 above shall not affect any transaction or proceedings already concluded by Sterlite on or before the Appointed Date and after the Appointed Date till the Effective Date, to the end and intent that TelecomCo accepts and adopts all acts, deeds and things done and executed by Sterlite in respect thereto as done and executed on behalf of itself.

10.  SHARE CAPITAL

     10.1 SHARE CAPITAL OF STERLITE

                                                   As at 31st      As at 30th
                                                     Mar-00          Jun-99
                                                 (Rs. in lacs)   (Rs. in lacs)
                                                 -------------   -------------
AUTHORISED:
6,00,00,000 Equity Shares of Rs.10 each             6,000.00        6,000.00
5,00,00,000 Preference Shares of Rs.10 each         5,000.00        5,00,000
1,00,00,000 Unclassified Shares of Rs.10 each       1,000.00        1,00,000
                                                   ---------       ---------
                                                   12,000.00       12,000.00
                                                   =========       =========

ISSUED, SUBSCRIBED & PAID UP:
5,59,12,559 (previous Year 4,37,34,631)
   Equity Shares of Rs.10 each fully
   paid up                                   5,591.26   4,373.46
(Pr. year 31,77,928) Equity Shares of
   Rs.10 each Rs.5 paid up                                158.90
                                             5,591.26   4,532.36
                                             --------   --------
Less: Unpaid Allotment Money/Calls in
   Arrears (other than Directors)              246.53      87.63
                                             --------   --------
                                             5,344.73   4,444.73
                                             ========   ========

4,00,00,000 10% (Pr. Yr. 1,00,00,000)
   Non-convertible Redeemable Cumulative
   Preference Shares of Rs.10 each           4,000.00   1,000.00

50,00,00 9.75% Non-convertible Redeemable
   Cumulative Preference Shares of Rs.10
   each                                        500.00
                                             --------   --------
                                             9,844.73   5,444.73
                                             ========   ========

     10.2 Sterlite will recover unpaid allotment money in respect of the concerned shares which are not fully paid up. As and when these calls are recovered such equity shares shall stand fully paid-up. Nothing herein contained shall prejudice the rights of Sterlite in relation to forfeiture of the said shares or any other rights or remedies in respect of such shares.

     10.3 Share Capital of TelecomCo

          As on 31st March, 2000, the share capital of TelecomCo was as under:

                                                     As at 31st
                                                       Mar-00
                                                   (Rs. in lacs)
                                                   -------------
SHARE CAPITAL:

AUTHORISED:

10,00,000 Equity Shares of Rs.10 each                  100.00
                                                       ------

ISSUED, SUBSCRIBED & PAID UP:

1,006 Equity Shares of Rs.10 each fully paid up          0.10
                                                       ------
                                                         0.10
                                                       ======

11.  ISSUE OF SHARES

     11.1 Upon this Scheme becoming operative, in consideration of the transfer of and vesting of the undertaking of the Telecom Division of Sterlite in TelecomCo, in terms of this Scheme, TelecomCo shall, without any further application or deed, issue and allot to every member of Sterlite (other than TelecomCo), holding fully paid-up equity shares in Sterlite and whose names appear in the Register of members of Sterlite on such date (hereinafter called the "Record Date") as the Board of Directors of TelecomCo will determine, his/her heirs, executors, administrators or the successors-in-title, as the case may be, in respect of every 1 (One) equity share of the face value of Rs.10/- fully paid-up, or as the case may be, 1 (One) equity share of the face value of Rs.5/- fully paid-up, if the reduction of the share capital of Sterlite is allowed, held by him/her/it in Sterlite 1 (One) equity share of the face value of Rs.5/- each of TelecomCo (hereinafter called, the "New Equity Shares") credited as fully paid-up with rights attached thereto as under:

          (a) The New Equity Shares to be issued and allotted pursuant to Clause 11.1 hereof shall in all respects, rank pari passu with the existing equity shares of TelecomCo including proportionate entitlement to dividend on such New Equity Shares from the date of allotment thereof in respect of dividend declared after the Effective Date;

          (b) The New Equity Shares to be issued and allotted in terms hereof will be subject to the Memorandum and Articles of Association of TelecomCo;

          (c) TelecomCo shall be entitled to declare and pay dividend to its shareholders for any Financial Year or any period prior to the Effective Date;

          (d) For the purpose aforesaid, TelecomCo shall, if and to the extent required, apply for and obtain any approvals including that of Reserve Bank of India and other concerned regulatory authorities for the issue and allotment by TelecomCo of equity shares to the members of Sterlite and to pay the proportionate net sale proceeds of fractional entitlements, if any, as provided hereinabove;

          (e) The New Equity Shares to be issued by TelecomCo pursuant to Clause 11.1 in respect of any equity shares of Sterlite which are held in abeyance under the provisions of Section 206A of the Act or otherwise shall pending allotment or settlement of dispute by order of Court or otherwise, be held in abeyance by the TelecomCo;

          (f) The New Equity Shares of TelecomCo issued in terms of Clause 11.1 above shall subject to the execution of the listing agreement and payment of the appropriate fee, be listed on the recognised stock exchange/s.

     11.2 Upon this Scheme becoming operative and the issuance New Equity Shares by TelecomCo pursuant to the provisions of Clause 11.1, TelecomCo shall ensure that the Depository shall issue GDRs of TelecomCo to the existing GDR holders of Sterlite in an appropriate manner. TelecomCo and the Depository shall enter into such further agreements and execute such documents as may be necessary and appropriate in this behalf which shall contain all the detailed terms and conditions of such issue, in this connection:

          (a) TelecomCo shall take all such additional steps and do all such acts as may be necessary for the issue of GDRs pursuant to Clause
               11.2 and for the listing of these GDRs on the Luxembourg Stock Exchange;

          (b) The GDRs of TelecomCo to be issued to the existing GDR holders of Sterlite would be similar in all material aspects to the existing GDRs of Sterlite;

          (c) The issue and allotment of shares and GDRs pursuant to the provisions of this Scheme to the non-residents will be subject to the approval of the Reserve Bank of India under the Foreign Exchange Regulation Act, 1973 and shall be on such terms and be in such manner as the Reserve Bank of India may impose/direct provided that the approval of the Ministry of Finance has been received for the issue of GDRs.

     11.3 The issue and allotment of New Equity Shares in the TelecomCo to the members of Sterlite as provided in this Scheme shall be deemed to be carried out in compliance with the procedure laid down under Section 81(1A) and any other provisions of the Act.

     11.4 Upon this Scheme becoming operative and in terms of the options granted by Sterlite to it's employees under it's Employees Stock Option Plan, 1999, such employees will, in lieu of receiving equity shares of Sterlite of the face value of Rs.10/- each, be entitled to receive and will be allotted the same number of equity shares both in Sterlite and TelecomCo of the relevant face value of each company, upon their exercising their options. Further, instead of issuing GDRs as aforesaid, TelecomCo may issue American Depository Receipts ("ADRs") or American Depository Shares ("ADSs") to the existing GDR holders of Sterlite similar in all material respects to the existing GDRs of Sterlite and take all legal and procedural steps as may be necessary for the issue and listing of such ADRs/ ADSs.

12.  PARTLY PAID-UP SHARES OF STERLITE

     The unpaid allotment money, if any, or calls, if any, in arrear in respect of the shares Issued by Sterlite shall, upon the Scheme becoming effective, continue to be outstanding obligations from the respective members of Sterlite, TelecomCo shall be entitled to reserve the allotment in respect of such shares and/or keep in abeyance the issuance of the share certificates in TelecomCo to be allotted and issued in lieu of such shares in Sterlite. During the period that such shares are so kept in abeyance as aforesaid, the holder of such shares in Sterlite shall not be regarded as a member of TelecomCo in any respect and consequently shall not be entitled to any dividends, rights, bonus or other benefits declared or paid during the period prior to such holder becoming a member of TelecomCo in respect of such shares.

13.  ISSUE OF DEBENTURES

     13.1 In case any debentures issued by Sterlite are transferred to the TelecomCo, in terms of this Scheme, the TelecomCo shall, without any further application or deed, issue and allot to those persons holding Debentures of Sterlite which are so transferred to the TelecomCo and whose names appear in the Register of Debentureholders of Sterlite on such date (hereinafter called title "Debentureholders Record Date") as the Board of Directors of the TelecomCo will determine, his/her heirs, executors, administrators or the successors-in-title, as the case may be, in respect of every one Debenture so held by him/her/it of Sterlite, one Debenture of the TelecomCo of the same face value and on the same terms and conditions as to interest, repayment and otherwise available on the original Debenture of Sterlite, and upon the Scheme becoming operative, all the said Debentureholders of Sterlite, if so required by the TelecomCo by notice in this behalf, shall surrender their Certificates representing Debentures of Sterlite, according to their respective entitlements, to the TelecomCo for cancellation thereof.

     13.2 Notwithstanding the foregoing, upon the new Debentures being issued and allotted, as aforesaid, the Certificates in respect of the Debentures held in Sterlite shall be deemed to have been automatically cancelled and of no effect and the TelecomCo instead of requiring surrender of such Certificates may directly issue and dispatch fresh Certificates in respect of the new Debentures issued and allotted by the TelecomCo.

     13.3 For the purpose aforesaid the TelecomCo shall, if and to the extent required, apply for and obtain any approvals including that of Reserve Bank of India and other concerned regulatory authorities for the issue and allotment by the TelecomCo of Debentures to the Debentureholders of Sterlite.

14.  STAFF, WORKMEN AND EMPLOYEES

     14.1 On the Scheme becoming operative, all staff, workmen and employees of the Telecom Division of Sterlite in service on the Effective Date shall be deemed to have become staff, workmen and employees of TelecomCo with effect from the Appointed Date without any break in their service and on the basis of continuity of service and the terms and conditions of their employment with TelecomCo shall not be less favourable than those applicable to them with reference to the Telecom Division of Sterlite, on the Effective Date.

     14.2 It is expressly provided that, on the Scheme becoming effective, the Provident Fund, Gratuity Fund, Superanuation Fund or any other Special Fund created or existing for the benefit of the staff, workmen and employees of the Telecom Division of Sterlite shall be transferred to and form part of the corresponding funds of TelecomCo and TelecomCo shall stand substituted for Sterlite for all purposes whatsoever in relation to the administration or operation of such Fund or Funds or in relation to the obligation to make contributions to the said Fund in accordance with the provisions thereof as per the terms provided in the respective Trust Deeds, if any, to the end and intent that all rights, duties, powers and obligations of Sterlite in relation to such Fund or Funds shall become those of TelecomCo. It is clarified that the services of the staff, workmen and employees of the Telecom

          Division of Sterlite will be treated as having been continuous for the purpose of the said Fund or Funds. Until such time that TelecomCo creates/or arranges for Its own funds, TelecomCo may, subject to necessary approvals and permissions if any, continue to make contributions pertaining to the employees of the Telecom Division to the relevant fund of Sterlite. Such contributions pertaining to the employees of the Telecom Division shall be transferred to the funds created by TelecomCo on creation of relevant funds/arrangements by TelecomCo.

15.  APPLICATION TO HIGH COURT

     15.1 Each of TelecomCo and Sterlite shall, with all reasonable despatch, make applications to the High Court of Judicature at Bombay under
          Section 391 of the Act, seeking orders for dispensing with or convening, holding and conducting of the meetings of the respective classes of the members and/or creditors of each of Sterlite and TelecomCo as may be directed by the High Court.

     15.2 On the Scheme being agreed to by the requisite majorities of the classes of the members and/or creditors of TelecomCo and Sterlite as directed by the High Court of Judicature at Bombay, each of TelecomCo and Sterlite shall, with all reasonable despatch, apply to the High Court of Judicature at Bombay for sanctioning the Scheme of Arrangement under Sections 391 and 394 of the Act, and for such other order or orders, as the said High Court may deem fit for carrying this Scheme into effect.

16.1 INCREASE OF AUTHORISED CAPITAL OF TRANSFEREE COMPANY

     Prior to the Scheme becoming operative and prior to the allotment of the New Equity Shares in terms of Clause 11 of this Scheme, the Transferee Company shall increase its authorised capital by creation of such number of equity shares so as to give effect to the provisions of this Scheme.

16.2 REDUCTION OF CAPITAL OF TRANSFEROR COMPANY

     Consequent to this Scheme of Arrangement, the capital of the Transferor Company will be appropriately reduced so that the face value of the equity shares of the Transferor Company after demerger of the Telecom Division will be reduced to Rs.5/- per equity share, and for which separate proceedings are to be adopted by the Transferor Company in terms of Section 100 of the Act

17.  CONDITIONALITY OF SCHEME

     This Scheme is and shall be conditional upon and subject to:

     (a) The requisite consent, approval or permission of the Central Government or any other statutory or regulatory authority (including Reserve Bank of India), which by law may be necessary for the implementation of this Scheme;

     (b) The approval by the requisite majorities of the classes of persons of TelecomCo and Sterlite as directed by High Court or Judicature at Bombay under section 391 of the Act;

     (c) All Court sanctions and orders as are legally necessary or required under the Act, being obtained or passed before the 30th day of June, 2001 or within such further period or periods as may be agreed upon between the Board of Directors of Sterlite and, the Board of Directors of TelecomCo and which the respective Boards of Directors are hereby authorised to agree to and extend from time to time. In the event of any such consents, approvals, permissions, resolutions, agreements, sanctions or orders not being so obtained or passed, this Scheme shall become null and void and in that event no rights and liabilities whatsoever shall accrue to or be incurred inter-se by Sterlite and TelecomCo or their respective shareholders or creditors or employees or any other person save and except in respect of any act or deed done prior thereto as is contemplated hereunder or as to any right, liability or obligation which has arisen or accrued pursuant thereto and which shall be governed and be preserved or worked out in accordance with the applicable law and in such case, each Company shall bear its own cost, unless otherwise Mutually agreed.

18.  MODIFICATION OR AMENDMENT

     Sterlite (by its Directors) and TelecomCo (by its Directors) may assent to any modification(s) or amendment(s) in this Scheme which the Court and/or any other authorities may deem fit to direct or impose or which may otherwise be considered necessary or desirable for settling any question or doubt or difficulty that may arise for implementing and/or carrying out the Scheme and Sterlite (by its Directors) and TelecomCo (by its Directors) be and are hereby authorised to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to give effect to this Scheme and to resolve any doubts, difficulties or questions whether by reason of any orders of the Court or of any directive or orders of any other authorities or otherwise howsoever arising out of, under or by virtue of this Scheme and/or any matters concerning or connected therewith.

19.  COSTS, CHARGES AND EXPENSES

     All costs, charges, taxes including duties, levies and all other expenses, if any (save as expressly otherwise agreed) of Sterlite and TelecomCo arising out of or incurred in carrying out and implementing this Scheme and matters incidental thereto shall be borne and paid by the respective companies incurring the same, provided that the stamp duty, if any, applicable in relation to this Scheme shall be borne and paid by TelecomCo.

                             SCHEDULE TO THE SCHEME

                           LIST OF LAND AND BUILDINGS

1.   OPTICAL FIBRE

     * Land admeasuring 10,204 sq. mts. located at E-2 MIDC Industrial Area, Waluj, District Aurangabad 431 133, Maharashtra.

     * All buildings (including office and factory on the above mentioned land

2.   OPTICAL FIBRE CABLE

     * Land admeasuring 9,735 sq. mts. located at E-1 MIDC Industrial Area, Waluj, District Aurangabad 431 133, Maharashtra.

     * Land admeasuring 14,850 sq. mts. located at E-3 MIDC Industrial Area, Waluj, District Aurangabad 431 133, Maharashtra.

     * All buildings (including office and factory on the above mentioned land

3.   JELLY FILLED TELECOM CABLE

     * Land admeasuring 19,250 sq. mts. located at B-10/4, MIDC Industrial Area, Waluj, District Aurangabad 431 133, Maharashtra.

     * Land measuring 31,400 sq. mts. located at Survey No. 209, Piparia Industrial Estate, Phase II, Silvassa 396 230, Dadra and Nagar Haveli (Union Territory)

     * Land measuring 1,200 sq. mts. located at Survey No. 208, Piparia Industrial Estate, Phase II, Silvassa 396 230, Dadra and Nagar Haveli (Union Territory)

     * All buildings (including office and factory) on the above mentioned land

     *    The following residential flats Pertaining to the Telecom Division:

          * Flat No. B-1 situated at Puja View, Amli, Silvassa, Dadra and Nagar Haveli (Union Territory)

          * Flat No. B-4 situated at Puja View, Amli, Silvassa, Dadra and Nagar Haveli (Union Territory)

          * Flat No. C-3 situated at Puja View, Amli, Silvassa, Dadra and Nagar Haveli (Union Territory)

          * Flat No. C-4 situated at Puja View, Amli, Silvassa, Dadra and Nagar Haveli (Union Territory)


                                        "SIGNED"
                                        ----------------------------------------
                                        For Prothonotary and Senior Master

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY
                      ORDINARY ORIGINAL CIVIL JURISDICTION
                        COMPANY PETITION NO. 733 OF 2000
                                 CONNECTED WITH
                      COMPANY APPLICATION NO. 418 OF 2000

                                        In the matter of Sections 100 and
                                        101 of the Companies Act, 1956;

                                                           And

                                        In the matter of Sterlite Industries
                                        (India) Limited;

                                                           And

                                        In the matter of reduction of the share
                                        capital of Sterlite Industries (India)
                                        Limited;

Sterlite Industries (India) Limited, )
a company incorporated under         )
the Companies Act, 1956              )
having its Registered Office at      )
B-10/4, Waluj M.I.D.C.               )
Industrial Area, Waluj,              )
District Aurangabad - 431 133.       )   Petitioner
STATE OF MAHARASHTRA.                )

                                        Coram: Smt. K.K. Baam J.

                                        Dated: 30th August; 2000

     UPON the Petition of Sterlite Industries (India) Limited, the Petitioner Company abovenamed presented to this Hon'ble Court on the 31st day of July 2000 for reduction of share Capital of Sterlite Industries (India) Limited

(hereinafter referred to as the "Petitioner Company"), and for other consequencial reliefs as mentioned in the Petition AND the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the Affidavit of Mr. Narayan Shankar, Deputy Company Secretary of the Petitioner Company dated the 31st day of July 2000 verifying the said Petition AND UPON perusing Exhibits annnexed to the said Petition AND UPON READING the Affidavit of Mr. Narayan Shankar, Deputy Company Secretary of the Petitioner Company dated the 22nd day of August, 2000 proving publication of the notice of the date of hearing of the Petition in the newspapers viz. the "Free Press Journal", Mumbai dated 11th day of August, 2000, "Navshakti", Mumbai dated 11th day of August, 2000, "Lokmat Times", Aurangabad dated 11th day of August, 2000 and "Lokmat", Aurangabad dated 11th day of August 2000 AND UPON READING the Order dated the 9th day of August 2000 passed by this Hon'ble Court in Company Application No.418 of 2000, whereby the meeting of shareholders of the Petitioner Company to consider and approve the reduction of share capital of the Petitioner Company was dispensed with in view of the Special Resolution passed at the Extraordinary General Meeting of the Petitioner Company held on 14th June 2000 and by the said Order dated 9th day of August, 2000 the procedure prescribed under Section 101 (2) of the Companies Act, 1956 was dispensed with in view of the averments made in paragraph 17 of the Affidavit in Support dated the 31st day of July 2000 of the Company Application No. 418 of 2000 AND UPON HEARING Shri Virag Tulzapurkar, Counsel, instructed by M/s. Kanga and Company, Advocate's for the Petitioner Company, AND no shareholder or creditors or other person/s entitled to appear at the hearing of the said Petition appearing this day either in support of the said Petition or to show cause against the same THIS COURT DOTH HEREBY ORDER that the reduction of share capital of the Petitioner Company resolved on and effected by the Special Resolution passed at the Extraordinary General Meeting of the Petitioner Company held on the 14th day of June, 2000 which resolution was in words and figures following viz. "RESOLVED that pursuant to the provisions of Section 100 and all other applicable provisions, if any, of the Companies Act, 1956, and Article 48(e) of the Articles of Association of the Company and subject to confirmation of the Court the issued, subscribed and paid up equity capital of the Company be reduced from Rs.55,91,25,590/- comprising 5,59,12,559 Equity Shares of the face value of Rs.10/- each fully paid-up to Rs.27,95,62,795/- comprising 5,59,12,559 Equity Shares of the face value of Rs.5/- each fully paid and the balance paid up amount of Rs.5/- per Equity Share be thereupon cancelled.

RESOLVED FURTHER that in respect of existing Equity Shares or the face value of Rs.10/- each on which allotment money or calls are unpaid or in arrears, the liability of the Shareholders shall subsist and continue and shall not be extinguished and such outstanding amount shall be a debt due to and recoverable by the Company;

RESOLVED FURTHER that the existing paid up Preference Share Capital of the Company comprising 4,00,00,000 10% Non-Convertible Redeemable Cumulative Preference Shares of Rs.10/- each fully paid up and 50,00,000 9.75% Non-Convertible Redeemable Cumulative Preference Shares of Rs.10/- each fully paid up do remain unchanged and unaltered;

RESOLVED FURTHER that consequential alteration if and so far as is necessary be made in the Capital Clause of the Memorandum of Association of the Company and in the Articles of Association of the Company;

RESOLVED FURTHER that subject to the confirmation of the Court, as aforesaid, the reduction of capital of the Company as aforesaid, shall take effect after the Scheme of Arrangement for transfer of the Telecom Division of the Company to Sterlite Telecom Systems Ltd. is sanctioned by the Court and after Sterlite Telecom Ltd. has issued and allotted 1 (One) Equity Share of the face value of Rs.5/- each to the Shareholders of the Company holding 1 (One) Equity Share of the face value of Rs.10/- each fully paid up of the Company, in terms of the Scheme of Arrangement;

RESOLVED FURTHER that the form of Minute as approved by the Court be filed in the Office of the Registrar of Companies;

RESOLVED FURTHER that the Board of Directors of the Company be and is hereby authorised to do all such acts, deeds, matters and things, as may be necessary, proper or expedient, to give effect to this Resolution including to appoint Advocates, file and verify the Petition, affirm Affidavits, appear in Court and do all acts, deeds, matters and things connected with or incidental to giving effect to this Resolution;

RESOLVED FURTHER that on such reduction of equity capital taking effect, every Equity Shareholder of the Company, if so required by the Board of Directors, holding fully paid up Equity Shares do surrender to the Company his old Share Certificate(s) in respect of the Equity Share(s) held by him and thereupon the Board be and is hereby authorised to issue fresh Share Certificate(s) to the said Equity Shareholder(s) and the same procedure be followed with respect to Equity Shares on which allotment money or calls are unpaid or in arrears subject to the outstanding liability thereon being discharged by such Equity Shareholders within such time as the Board of Directors may stipulate and deem proper and till that time all rights as to dividend or otherwise in respect of such shares shall be kept in abeyance," be and the same is hereby confirmed. AND THIS COURT DOTH FURTHER ORDER that the Minute being Exhibit F to the Petition and set forth in the Schedule hereto be and is hereby approved AND THIS COURT DOTH FURTHER ORDER that the certified copy of the Order including Minute as approved be delivered to the Registrar of Companies, Maharashtra, Mumbai, within 21 (twenty-one) days from the date of sealing of this Order AND THIS COURT DOTH FURTHER ORDER that notice of the registration by the Registrar of Company of this Order and of the said Minute be published once each in Maharashtra Government Gazette, the Free Press Journal, Mumbai, Navshakti, Mumbai, Lokmat Times, Aurangabad and Lokmat, Aurangabad within 14 days of the registration aforesaid AND THIS COURT DOTH LASTLY ORDER that the usage of word "AND REDUCED" in the capital clause or the name of the Petitioner Company is dispensed with WITNESS SHRI BISHESHWAR PRASAD SINGH, the Chief Justice at Bombay aforesaid this 30th day of August, 2000.

                                        By the Court


                                        "SIGNED"
                                        ----------------------------------------
                                        For Prothonotary and Senior Master

Order Sanctioning Reduction of     )
share capital under Sections 100   )
and 101 of the Companies Act, 1956 )
drawn on the application of        )
M/s. Kanga and Company, Advocates  )
for the Petitioner Company         )
having their Office at             )
Readymoney Mansion, 43, Veer       )
Nariman Road, Mumbai-400001.       )

              SCHEDULE

                                    SCHEDULE

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY

                      ORDINARY ORIGINAL CIVIL JURISDICTION

                        COMPANY PETITION NO. 733 OF 2000

                                 CONNECTED WITH

                       COMPANY APPLICATION NO. 418 OF 2000

                                        In the matter of Sections 100 and
                                        101 of the Companies Act, 1956;

                                        And

                                        In the matter of Sterlite Industries
                                        (India) Limited;

                                        And

                                        In the matter of reduction of the
                                        share capital of Sterlite Industries
                                        (India) Limited

Sterlite Industries (India) Limited, )
a company incorporated under         )
the Companies Act, 1956              )
having its Registered Office at      )
B-10, Waluj, M. I. D. C.             )
Industrial Area, Waluj,              )  Petitioner
District Aurangabad - 431 133.       )
State of Maharashtra                 )

                                 FORM OF MINUTE

The capital of Sterlite Industries (India) Limited is henceforth Rs.90,00,00,000/- (Rupees ninety crores only) divided into 8,00,00,000 (eight crores) Equity Shares of Rs.5/- (Rupees five) each and 5,00,00,000 (five crores) Preference Share of Rs.10/- (Rupees ten) each, reduced from Rs.120,00,00,000/- (Rupees one twenty crores only) divided into 6,00,00,000 (six crores) equity shares of Rs.10/- (Rupees ten) each, 5,00,00,000 (five crores) preference shares of Rs.10/-(Rupees ten) each and 1,00,00,000 (one crore) unclassified shares of Rs.10/- (Rupees ten) each. At the date of the registration of this minute, 5,59,12,559 Equity Shares of Rs.5/- (Rupees five) each and 4,50,00,000 Preference Shares of Rs.10/- (Rupees ten) each have been issued and are deemed to be fully paid and the remaining 2,40,87,441 Equity Shares of Rs.5/- (Rupees five) each and 50,00,000 Preference Shares of Rs.10/- (Rupees ten) each are unissued. Out of the 5,59,12,559 Equity Shares issued, 25,33,042 Equity Shares of Rs.5/- each are shares on which allotment money or calls are unpaid or in arrears.

                                        HIGH COURT, BOMBAY O.O.C.J.
                                        COMPANY PETITION NO. 733 OF 2000
                                        CONNECTED WITH
                                        COMPANY APPLN. NO. 418 OF 2000

                                        In the matter of Sections 100
                                        and 101 of the Companies Act, 1956;

                                        And

                                        In the matter, of Sterlite Industries
                                        (India) Limited;

                                        And

                                        In the matter of reduction of the share
                                        capital of Sterlite Industries (India)
                                        Limited;

                                        Sterlite Industries (India)
                                        Ltd...Petitioner.

                                        CERTIFIED COPY OF

                                        ORDER SANCTIONING THE REDEUCTION OF
                                        SHARE CAPITAL OF STERLITE INDUSTRIES
                                        (INDIA) LIMITED.

                                        Dated this 30th day of August 2000
                                        Filed this 13th day of September, 2000

                                        Messrs. Kanga and Company,
                                        Advocates for the Petitioner
                                        Readymoney Mansion,
                                        43, Veer Nariman Road,
                                        Mumbai - 400001
                                        ord-re

                    IN THE HIGH COURT OF JUDICATURE AT BOMBAY

                      ORDINARY ORIGINAL CIVIL JURISDICTION

                        COMPANY PETITION NO. 203 OF 2002

                                 CONNECTED WITH

                       COMPANY APPLICATION NO. 18 OF 2002

                                        In the matter of Section 391 of the
                                        Companies Act, 1956;

                                        AND

                                        In the matter of the Scheme of
                                        Arrangement between Sterlite Industries
                                        (India) Limited and the Equity
                                        Shareholders of Sterlite Industries
                                        (India) Limited;

Sterlite Industries (India) Limited, )
a company incorporated under         )
the Companies Act, 1956 and having   )
its Registered Office at B-10/4,     )
Waluj M.I.D.C. Industrial Area,      )
Waluj, District Aurangabad - 431133. )  ... Petitioner

                                        Coram: D. K. Deshmukh J.
                                        Dated: 19th April 2002

UPON the Petition of Sterlite Industries (India) Limited, the Petitioner Company abovenamed, presented to this Hon'ble Court on 18th February 2002 for sanction of the arrangement embodied in the Scheme of Arrangement between Sterlite Industries (India) Limited (hereinafter referred to as the "Petitioner Company") and the Equity Shareholders of the Petitioner

Company and for other consequencial reliefs as mentioned in the Petition and the said Petition being this day called on for hearing and final disposal AND UPON READING the said Petition and the Affidavit of Ramesh Venkat, Senior Vice-President, Corporate Finance, of the Petitioner Company solemnly affirmed on the 18th day of February, 2002 verifying the said Petition AND UPON READING the Affidavit of Ramesh Venkat, Senior Vice-President, Corporate Finance dated the 28th day of March 2002, proving publication of the notice of the date of hearing of the Petition in the issue of "Indian Express" in English circulating in Mumbai dated 16th March 2002, issue of "Maharashtra Times" in Marathi circulating in Mumbai dated 16th March 2002, issue of "Lokmat Times" in English circulating in Aurangabad dated 16th March, 2002 and issue of "Lokmat" in Marathi circulating in Aurangabad dated 16th March 2002 AND UPON READING the Affidavit of Shri Ashok Savant, Clerk of M/s. Thakore Jariwala & Associates, Advocate for the Petitioner Company dated 4th March 2002 proving service of notice of hearing of the Petition upon the Regional Director, Department of Company Affairs, Maharashtra, Mumbai AND UPON READING the Affidavit of Ramesh Venkat, Senior Vice-President, Corporate Finance of the Petitioner Company dated the 9th day of April, 2002 stating that the Petitioner Company has obtained the no objection of the Depository holding the underlying Equity Shares of the Petitioner Company represented by GDRs to the Scheme of Arrangement and annexing the said no objection as Exhibit 'A' to the said Affidavit AND UPON READING the Order dated the 9th day of January 2002 read with further Orders dated the 17th day of January 2001, corrected as 17th day of January 2002 by the further Order dated 30th January 2002 made by this Hon'ble Court in Company Application No. 18 of 2002, whereby the Petitioner Company was ordered to convene separate meeting of the Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner Company for the purpose of considering and if thought fit, approving, with or without modifications, the arrangement embodied in the proposed Scheme of Arrangement between the Petitioner Company and the Equity Shareholders of the Petitioner Company AND UPON READING the Affidavit of Shri Navin Agarwal, Chairman appointed for the said meetings of Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner Company solemnly affirmed on the 30th day of January 2002 proving publication of the notices convening the said meetings of Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner Company in the issue of "Free Press Journal" in English circulating in Mumbai dated 21st January 2002, "Navshakti" in Marathi circulating in Mumbai dated 21st January 2002, "Lokmat Times" in English circulating in Aurangabad dated 21st January 2002, and "Lokmat" in Marathi circulating in Aurangabad dated 21st January 2002 and also proving service of notice convening the said meetings upon individual Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner Company AND UPON READING the Report dated the 18th day of February 2002 of Shri Navin Agarwal, Chairman of the said meeting of the Equity Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner. Company as to the result of the said meetings AND UPON READING the Affidavit of Shri Navin Agarwal solemnly affirmed on the 18th day of February 2002 verifying the said Report AND IT APPEARS from the said Report of the Chairman of the meeting of the Equity Shareholders, Secured

Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner Company that the arrangement embodied in the proposed Scheme of Arrangement between the Petitioner Company and the Equity Shareholders of the Petitioner Company has been approved by a majority in number representing more than three-fourth in value of the Equity Shareholders, and unanimously by all the Secured Creditors (including Debentureholders) and all the Unsecured Creditors of the Petitioner Company present and voting in person or by authorised representative or by proxy at their respective meetings AND UPON HEARING Shri Virag Tulzapurkar, Counsel, instructed by M/s. Thakore Jariwala & Associates, Advocates for the Petitioner Company, Shri C. J. Joy with Shri M. M. Goswami Panel Counsel for the Regional Director, Department of Company Affairs, Maharashtra, Mumbai, who appears in pursuance to the notice dated 26th February, 2002 and submits to the order of the Court and no other person or persons entitled to appear at the hearing of the said Petition Appearing this day either in support of the said Petition or to show cause against the same THIS COURT DOTH HEREBY SANCTION the arrangement embodied in the Scheme of Arrangement between Sterlite Industries (India) Limited, the Petitioner Company and the Equity Shareholders of the Petitioner Company as set forth in Exhibit "C" to the said Petition and also in the Schedule hereto annexed AND THIS COURT DOTH DECLARE the Scheme of Arrangement to be binding with effect from the Effective Date on all the Equity Shareholders, Preference Shareholders, Secured Creditors (including Debentureholders) and Unsecured Creditors of the Petitioner Company AND THIS COURT DOTH ORDER THAT in terms of the Scheme, the Petitioner Company shall, on a date fixed by the Board of Directors of the Petitioner Company, purchase not more than 2,79,96,278 Equity Shares (representing approximately 50% of its issued, subscribed and paid-up equity share capital) from the Shareholders excluding Equity Shares of those Shareholders who intimate the Petitioner Company (in the relevant form provided for the purpose) within the stipulated period of their intention to continue holding the Equity Shares AND THIS COURT DOTH FURTHER ORDER THAT on or after the Record Date, the Petitioner Company shall send to every Shareholder an Option Form to enable him/her/it to select whether he/she/it desires to continue as Shareholder of the Petitioner Company and accordingly, does not desire to offer his/her/its Equity Shares to the Petitioner Company for purchase and that the Shareholders shall be entitled to exercise their option to continue to hold their Equity Shares by sending the Option Form to the Petitioner Company within the period stipulated in the Option Form AND THIS COURT DOTH FURTHER ORDER THAT in case the Equity Shares required to be purchased by the Petitioner Company as above exceed 2,79,96,278 Equity Shares (representing 50% (Fifty percent) of the issued, subscribed and paid-up equity share capital), the Petitioner Company shall purchase the Equity Shares on a pro-rata basis AND THIS COURT DOTH FURTHER ORDER THAT purchase of Equity Shares from non-resident Shareholders under the Scheme shall be subject to necessary approvals being obtained from the Reserve Bank of India under the provisions of the Foreign Exchange Management Act, 1999 AND THIS COURT DOTH FURTHER ORDER THAT nothing contained in the Scheme shall apply to the holders of GDRs of the Company or to the Depository holding the underlying shares in respect of the GDRs, provided that if the holders of GDRs of the Company have converted the GDRs into the underlying shares of the Company and have become members of the Company on or before the Record Date, they shall be covered by this Scheme in the same manner as other non-resident Shareholders AND THIS COURT DOTH FURTHER ORDER THAT subject to Clause 4.7 of the Scheme, in consideration for every 1 (one) Equity Share purchased by the Petitioner Company in pursuance of Clause 4.1 of the Scheme, the Petitioner Company shall, within 7 (seven) days from the date of purchase of the Equity Shares, without any further application, act or deed by the Shareholders (i) pay to the Shareholder a cash consideration of Rs.100 (Rupees one hundred); and (ii) issue and allot to the Shareholder 5 (five) Debentures on the terms and conditions contained in the Scheme AND THIS COURT DOTH FURTHER ORDER THAT upon discharge of the consideration as provided in Clause 4.6 of the Scheme, the Equity Shares purchased in pursuance of Clause 4.1 of the Scheme shall be deemed to be transferred in the Petitioner Company's name without any act or deed by the Shareholder, including but not limited to surrendering of share certificates with transfer forms and/or sending appropriate instructions to the Depository Participants and on the date of purchase fixed under Clause
5.1 of the Scheme, the share certificates relating to the Equity Shares purchased by the Petitioner Company shall be rendered invalid AND THIS COURT DOTH FURTHER ORDER THAT for the purpose of the Scheme, the Equity Shares shall not be traded on the stock exchanges for a period commencing from the Record Date and until the date of discharge of the consideration as provided in Clause
4.6 of the Scheme AND THIS COURT DOTH FURTHER ORDER THAT following the discharge of consideration to the Shareholders as provided in Clause 4.6 of the Scheme, the issued, subscribed and paid-up equity share capital of the Petitioner Company to the extent of Equity Shares purchased by the Petitioner Company be cancelled and on such cancellation the issued, subscribed and paid-up equity share capital of the Petitioner Company be reduced to the extent of the face value of the Equity Shares cancelled and the Share Premium Account shall stand reduced to the extent of the difference between the face value of the Equity Shares cancelled under the Scheme and its cost to the Company AND THIS COURT DOTH FURTHER CONFIRM the reduction in the issued, subscribed and paid-up share capital and share premium account of the Petitioner Company in terms of and pursuant to Clause 5.2 and 5.3 of the Scheme of Arrangement as an Integral part of the Scheme of Arrangement as resolved on by the Special Resolution of the members of the Petitioner Company passed at its Extraordinary General Meeting of the Petitioner Company convened and held on 16th day of February 2002 AND THIS COURT DOTH ORDER THAT the Petitioner Company to intimate the Stock Exchanges on which the Equity Shares are listed of the particulars of the Equity Shares cancelled pursuant to and in accordance with the Scheme and of the consequent reduction in the equity share capital AND THIS COURT DOTH RECORD that the Petition is kept pending for the reliefs in terms of prayers (e) and (h) AND THIS COURT DOTH GRANT liberty to the Petitioner Company to apply for sanction in terms of prayers (e) and (h) and to file an Application for praying for such reliefs in terms of prayers (e) and (h) to the Company Registrar upon completion of the events specified in Clause 4.6 of the Scheme of Arrangement AND THIS COURT DOTH FURTHER ORDER that the Petitioner Company do within thirty days after the date of the sealing of the Order, cause a certified copy of the Order to be delivered to the Registrar of Companies, Maharashtra, Mumbai for registration under Section 391 and Section 103 of the Companies Act, 1956 AND THIS COURT DOTH FURTHER ORDER that this Order sanctioning the Scheme of Arrangement be deemed to be an Order confirming the reduction of share capital and share premium account of the Petitioner Company within the meaning of Section 102 of the Companies Act, 1956 AND THIS COURT DOTH FURTHER ORDER that the parties to the arrangement embodied in the Scheme of Arrangement sanctioned herein or any other person or persons interested therein shall be at liberty to apply to this Hon'ble Court in the above matter for any directions that may be necessary in regard to the working of the arrangement embodied in the Scheme of Arrangement sanctioned herein and set forth in the Schedule hereto AND THIS COURT DOTH LASTLY ORDER that the Petitioner Company do pay a sum of Rs.1,500/- (Rupees One Thousand Five Hundred only) to the Regional Director, Department of Company Affairs, Maharashtra, Mumbai towards the costs of the said Petition WITNESS SHRI CHUNILAL KARSANDAS THAKKER, the Chief Justice at Bombay aforesaid this 19th day of April, 2002.

                                        By the Court


                                        "SIGNED"
                                        ----------------------------------------
                                        For Prothonotary and Senior Master

                                        Sealer
                                        Dated this 9th day of May 2002

Order Sanctioning the Scheme of          )
Arrangement under Section 391 of the     )
Companies Act, 1956 drawn on the         )
application of M/s. Thakore Jariwala &   )
Associates, Advocates for the Petitioner )
Company having their Office at Esplanade )
Mansion, Room No. 85, 2nd Floor, 144,    )
M. G. Road, Kala Ghoda, Mumbai 400 023   )

               SCHEDULE

                                    SCHEDULE
                              SCHEME OF ARRANGEMENT

                                     between

                       STERLITE INDUSTRIES (INDIA) LIMITED

                                       and

           EQUITY SHAREHOLDERS OF STERLITE INDUSTRIES (INDIA) LIMITED

This Scheme of Arrangement is presented under Section 391 of the Companies Act 1956 (the "Act") for the purchase of Equity Shares of Sterlite Industries (India) Limited. The Scheme also provides for the consequent cancellation of the Equity Shares so purchased and the reduction of the equity share capital of Sterlite Industries (India) Limited in terms of Section 100 of the Act.

1.   DEFINITIONS

     In this Scheme, unless repugnant to the context, the following expressions shall have the following meanings:

     1.1 "Act" means the Companies Act, 1956 and shall include any statutory modifications, re-enactment or amendment thereof for the time being in force.

     1.2  "Board" means the Board of Directors of the Company.

     1.3 "Company" means Sterlite Industries (India) Limited, a Company incorporated under the Companies Act, 1956 having its registered office at B-10/4, Waluj, MIDC Industrial Area, Dist. Aurangabad 431 133, Maharashtra, India.

     1.4 "Debentures" means the secured fully paid redeemable non-convertible debentures of Rs.10 (Rupees Ten only) each, proposed to be issued by the Company pursuant to the Scheme, the principal terms and conditions for which have been set out in the Annexure to this Scheme.

     1.5 "Effective Date" means the date on which the certified copy of the order of the High Court sanctioning the Scheme is filed with the Registrar of Companies at Mumbai.

     1.6 "Equity Shares" means fully paid up equity shares of Rs.10 each issued by the Company.

     1.7 "GDRs" means global depository receipts issued pursuant to the Issue of Foreign Currency Convertible Bonds and Ordinary Shares (Through Depository Receipt Mechanism) Scheme, 1993 and other applicable law, and where relevant shall include the underlying Equity Shares relating thereto.

     1.8 "High Court" means the High Court of Judicature at Bombay or such other High Court having jurisdiction in the matter.

     1.9 "Record Date" means the date to be fixed by the Board after the Effective Date by reference to which the eligibility of the Shareholders for the purchase of the Equity Shares pursuant to this Scheme shall be determined;

     1.10 "Scheme" means this Scheme of Arrangement in its present form as submitted to the High Court or this Scheme with such modification(s), if any, approved or imposed or directed by the High Court.

     1.11 "Shareholder" means a person holding Equity Shares, who is registered as a member in the Register of Members of the Company as on the Record Date or whose name appears as the beneficial owner of the Equity Shares in the records of the Depositories on the Record Date.

2.   DATE OF TAKING EFFECT

     The Scheme set out herein in its present form or with any modification(s) suggested by the Board and/or approved or imposed or directed by the High Court shall take effect on and from the Effective Date.

3.   SHARE CAPITAL

     3.1  The Share Capital of the Company as on June 30, 2001 is as under:

                                                       Rupees in lacs
                                                       --------------
AUTHORISED CAPITAL
   8,00,00,000 Equity Shares of Rs 5 each                  4000.00
   5,00,00,000 Preference Shares of Rs 10 each             5000.00
                                                           9000.00

ISSUED, SUBSCRIBED AND PAID UP CAPITAL
5,59,92,555 Equity Shares of Rs 5 each fully paid-up       2799.63
Less: Call in arrears                                        21.47
                                                           -------
                                                           2778.16

Add: 2,50,00,000 Non-Convertible Redeemable
     Cumulative Preference Shares of Rs 10 each            2500.00
                                                           -------
   Total                                                   5278.16
                                                           =======

     4.   PURCHASE OF SHARES

     4.1 The Company shall, on a date fixed by the Board following the Record Date, purchase not more than 2,79,96,278 Equity Shares representing approximately 50% (fifty percent) of its issued, subscribed and paid-up equity share capital) from the Shareholders excluding the Equity Shares of those Shareholders from whom the Company receives a written intimation (in the relevant form provided for the purpose) within the stipulated period of their intention to continue holding the Equity Shares.

     4.2 On or after the Record Date, the Company shall send to every Shareholder an Option Form to enable him/her/it to select whether he/she/it desires to continue as Shareholder of the Company and accordingly, does not desire to offer his/her/its Equity Shares to the Company for purchase. The Option Form shall also be available to the Shareholders at such designated location, time and in such manner may be notified by the Company. The Shareholders shall be entitled to exercise their option to continue to hold their Equity Shares by sending the Option Form to the Company within the period stipulated in the Option Form.

     4.3 In case the Equity Shares required to be purchased by the Company as above exceed 2,79,96,278 Equity Shares (representing 50% (fifty percent) of the issued, subscribed and paid-up equity share capital), the Company shall purchase the Equity Shares on a pro-rata basis.

     4.4 Purchase of Equity Shares from non-resident Shareholders under this Scheme shall be subject to necessary approvals being obtained from the Reserve Bank of India under the provisions of the Foreign Exchange Management Act, 1999.

     4.5 Nothing contained in this Scheme shall apply to the holders of GDRs of the Company or to the Depository holding the underlying shares in respect of the GDRs, provided that if the holders of GDRs of the Company have converted the GDRs into the underlying shares of the Company and have become members of the Company on or before the Record Date, they shall be covered by this Scheme in the same manner is other non-resident Shareholders.

     4.6 Subject to Clause 4.7, in consideration for every 1 (one) Equity Share purchased by the Company in pursuance of Clause 4.1, the Company shall, within 7 (seven) days from the date of purchase of the Equity Shares, without any further application, act or deed by the Shareholders

          (i) Pay to the Shareholder a cash consideration of Rs.100 (Rupees one hundred); and

          (ii) Issue and allot to the Shareholder 5 (five) Debentures.

     4.7 Notwithstanding anything contained in this Scheme, with respect to Shareholders holding Equity Shares on which allotment moneys or calls-in-arrears are unpaid as on the Record Date, such unpaid allotment moneys or calls-in-arrears will be adjusted against the cash consideration to be paid to such Shareholders as provided in Clause 4.6 and only the balance cash consideration after such adjustment will be paid by the Company to such Shareholders.

     4.8 Upon discharge of the consideration is provided in Clause 4.6, the Equity Shares purchased in pursuance of Clause 4.1 shall be deemed to be transferred in the Company's name, without any act or deed by the Shareholder, including but not limited to surrendering of share certificates with transfer forms and/or sending appropriate instructions to the Depository Participants. On the date of purchase fixed under Clause 5.1 below, the share certificates relating to the Equity Shares purchased by the Company shall be rendered invalid.

     4.9 For the purpose of the Scheme, the Equity Shares shall not be traded on the stock exchanges for a period commencing from the Record Date and until the date of discharge of the consideration as provided in Clause 4.6.

5.   CANCELLATION AND REDUCTION OF EQUITY SHARE CAPITAL

     5.1 The Company shall, on such date as fixed by the Board following the data of discharge of the consideration as provided in Clause 4.6 cancel the issued, subscribed and paid-up equity share capital of the Company to the extent of Equity Shares purchased by the Company in pursuance of Clause 4 of the Scheme.

     5.2  On such cancellation as provided in Clause 5.1:

          (a) the issued, subscribed and paid-up equity share capital shall stand reduced to the extent of face value of the Equity Shares cancelled;

          (b) the Share Premium Account shall stand reduced to the extent of difference between the face value of Equity Shares cancelled under the Scheme and its cost to the Company.

     5.3 The reduction of the Share Capital and of the Share Premium Account shall be effected as an integral part of the Scheme itself and the order of the Court sanctioning the Scheme shall be deemed to be an order under Section 102 of the Act confirming the reduction.

6.   INTIMATION TO STOCK EXCHANGE

     The Company shall intimate the Stock Exchanges on which Equity Shares of the Company are listed, the particulars of the Equity Shares cancelled pursuant to and in accordance with Clause 5.1 and the consequent reduction in share capital of the Company.

7.   INCREASE IN BORROWING LIMIT

     Upon the Scheme coming into effect, the authorised borrowing limit of the Company in terms of Section 293(1)(d) of the Act shall without further act or deed stand enhanced by an amount equivalent to the amount of Debentures issued under the Scheme together with interest accrued thereon, from time to time and the Company is authorized to create security by way of mortgage and/or charge over the assets of the Company in favour of the trustee for the holders of the Debentures in terms of Section 293(1)(a) of the Act.


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
8.   SCHEME CONDITIONAL UPON

     The Scheme is conditional upon and subject to:

     i) The approval of and agreement by the requisite majority of the members and creditors of the Company and such other classes of persons as the High Court may direct;

     ii) All sanctions and orders as are necessary under the Act being obtained by the Company from the High Court; and

9.   APPLICATION TO THE HIGH COURT

     The Company shall with all reasonable dispatch make applications to the High Court for directions for convening of a meeting of the members and creditors of the Company and for an order sanctioning this Scheme of Arrangement under Section 391 of the Act and for such other or further order or orders thereunder as the Court may deem fit for carrying the Scheme into effect.

10.  EFFECT OF NON-RECEIPT OF APPROVALS/SANCTIONS

     In the event that any condition of this Scheme is not complied with, then unless the Board waives such condition as it considers appropriate to give effect, as far as possible, to this Scheme, or in the event of any of the approvals enumerated in Clause 8 above not being obtained, or if for any other reason, this Scheme cannot be implemented, or in case this Scheme is not sanctioned by the High Court or does not otherwise become effective by December 31, 2002, or within such further period or periods as may be approved by the Board, then, the Scheme shall become null and void and be of no effect, save and except in respect of any act or deed done prior thereto as contemplated hereunder or as to any right, liability or obligation which has arisen or accrued pursuant hereto and which shall be governed and be preserved or worked out as specifically provided in the Scheme or as may otherwise be provided in law.

11.  DIVIDEND

     The Shareholders whose Equity Shares are cancelled pursuant to this Scheme shall not be entitled to any dividend on such Equity Shares that may be declared by the Company after the Record Date.

12.  CONDUCT OF BUSINESS

     Nothing contained in this Scheme shall affect the conduct of business of the Company and/or any deeds, bonds, contracts, agreements and other instruments to which the Company is a party and/or all legal or other proceedings by or against the Company. Further, nothing contained in the Scheme shall affect in any manner, the existing rights of workmen and employees of the Company.


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

13.  MODIFICATION/AMENDMENT

     The Board may, at any time, make any modification(s) or amendment(s) in this Scheme which the Board may otherwise consider necessary or desirable for implementing and/or carrying out the Scheme or which the Court and/or any other authorities may deem fit to direct or impose and which the Board is authorized to accept and the Board be and is hereby authorised to take such steps and do all acts, deeds and things as may be necessary, desirable or proper to give effect to this Scheme.

14.  RESOLUTION OF DIFFICULTIES

     For the purpose of giving effect to this Scheme or to any modifications or amendments thereof, the Board or any person authorised by the Board in that behalf may give all such directions as are necessary or desirable including directions for settling or resolving any question, doubt or difficulty arising under the Scheme or in regard to its implementation or in any manner connected therewith, including any question of doubt or difficulty that may arise with regard to purchase of Equity Shares or the payment of cash or the issuance and allotment of Debentures, as the Board may think fit and such determination or directions, as the case may be, shall be binding on all the parties, in the same manner as if the same are specifically incorporated in the Scheme.

15.  COSTS

     All costs, charges, expenses and registration fees of or in respect to any deed, documents, instrument or orders of the High Court in relation to or in connection with this Scheme of Arrangement and incidental to the implementation and completion of this Scheme shall be borne and paid by the Company.

16.  STAMP DUTY

     Since this Scheme does not involve a "conveyance" of any property under
     Section 394 of the Act, the Order of the High Court sanctioning this Scheme under Section 391 of the Act shall not attract stamp duty under the Bombay Stamp Act, 1958.

                                    ANNEXURE

  Principal Terms and Conditions of Issue of Secured non-Convertible Debentures

1.  Issuer               : Sterlite Industries (India) Limited

2.  Instrument           : Secured Non-Convertible Debentures

3.  Face value           : Rs.10 per Debenture

4.  Coupon Rate          : 10% per annum

5.  Redemption           : To be redeemed in three installments at the end of
                           4th, 5th and 6th year from the date of allotment as
                           under:

                           4th year   35%
                           5th year   35%
                           6th year   30%

6.  Interest payments    : Payable in arrears at the end of every financial
                           year.

7.  Call Option          : The company will have an option to redeem the
                           Debentures at any time after the end of 18 months
                           from the date of allotment. If the company
                           exercises its call option, it will repay the
                           outstanding principal amount of the Debentures
                           along with interest accrued upto the date on which
                           it exercises the call option. In case the company
                           exercises the call option, its liability to the
                           Debenture Holders shall stand extinguished from the
                           date of dispatch of the cheques/pay order for the
                           redemption amount alongwith interest.

8.  Market lot           : 1 (one) Debenture

9.  Security             : Charge by way of second charge on the Fixed Assets
                           of the Company in consultation with the Trustees.

10. Rating               : To be rated

11. Listing              : To be listed

12. Taxation             : All payments of principal and interest in respect
                           of the Debentures to be made less any deductions or
                           withholding for or on account of any present or
                           future taxes or duties as required by the laws in
                           India.

13. Debenture Trustees   : The Company shall appoint a Trustee for the holders
                           of the Debentures, which Trustee shall be a person
                           registered to act as Trustee with the Securities
                           and Exchange Board of India.

                                        CERTIFIED TO BE A TRUE COPY


                                        "SIGNED"
                                        ----------------------------------------
                                        for Prothonotary and Senior Master

                                        IN THE HIGH COURT OF JUDICATURE AT
                                        BOMBAY

                                        ORDINARY ORIGINAL CIVIL JURISDICTION

                                        COMPANY PETITION NO. 203 OF 2002

                                        CONNECTED WITH

                                        COMPANY APPLICATION NO. 18 OF 2002

                                        In the matter of the Section 391 of the
                                        Companies Act, 1956;

                                        And

                                        In the matter of the Scheme of
                                        Arrangement between Sterlite Industries
                                        (India) Limited and the Equity
                                        Shareholders of Sterlite Industries
                                        (India) Limited.

                                        Sterlite Industries (India) Limited
                                        Petitioner.

                                        CERTIFIED COPY OF

                                        ORDER SANCTIONING THE SCHEME OF
                                        ARRANGEMENT

                                        Dated this 19th day of April 2002

                                        Filed this 9th day of May 2002

                                        Messrs. Thakore Jariwala & Associates
                                        Advocates for the Petitioner
                                        Esplanade Mansion, Room No. 85,
                                        2nd Floor, 144, M. G. Road, Kala Ghoda,
                                        Mumbai 400 023

                                        IN THE HIGH COURT OF JUDICATURE AT
                                        BOMBAY

                                        ORDINARY ORIGINAL CIVIL JURISDICTION

                                        COMPANY PETITION NO. 595 OF 2000

                                        CONNECTED WITH

                                        COMPANY APPLICATION NO. 257 OF 2000

                                        In the matter of the Section 391 and 394 of the Companies Act, 1956;

                                        And

                                        In the matter of the Scheme of
                                        Arrangement between Sterlite Industries
                                        (India) Limited and Sterlite Telecom
                                        Systems Limited.

                                        Sterlite Industries (India) Limited
                                        Petitioner.

                                        CERTIFIED COPY OF

                                        ORDER SANCTIONING THE SCHEME OF
                                        ARRANGEMENT

                                        Dated this 2nd day of August 2000

                                        Filed this 25th day of August 2000

                                        Messrs. Kanga and Company,
                                        Advocates for the Petitioner
                                        Readymoney Mansion,
                                        43, Veer Nariman Road,
                                        Mumbai-400 001